                                                             Exhibit 10.12    i


                                    AGREEMENT
                        BETWEEN OWNER AND DESIGN/BUILDER
                       ON THE BASIS OF A STIPULATED PRICE


THIS AGREEMENT is dated as of the 4th day of April, 2002 by and between Western Plains Energy, LLC, a Kansas limited liability company (hereinafter called OWNER) and ICM, Inc., a Kansas corporation (hereinafter called DESIGN/BUILDER).


OWNER and DESIGN/BUILDER, in consideration of the mutual covenants hereinafter set forth, agree as follows:

ARTICLE 1.   WORK.

1.01. DESIGN/BUILDER shall complete all Work as specified or indicated in the Contract Documents. The Work is generally described as follows:


All labor, materials, and equipment to design, construct, startup and achieve performance rates of a dry mill ethanol plant capable of producing 30 million gallon per year of denatured fuel ethanol from 96,000 tons of dried distillers grains. More specific scope of Work is described in Exhibits A through D, and to the extent services are provided under Exhibit E as discussed in Section 4.01.


ARTICLE 2.   THE PROJECT.

2.01. The Project for which the Work under the Contract Documents may be the whole or only a part is generally described as follows:

The Project is a thirty million gallon per year dry mill fuel ethanol plant to be located near Campus, Kansas and as more accurately described in Exhibit B.

ARTICLE 3.   CONTRACT TIMES.

3.01. DAYS TO ACHIEVE SUBSTANTIAL COMPLETION AND FINAL PAYMENT. The Work will be substantially completed within three hundred ninety (390) days after the date when the Contract Times commence to run as provided in paragraph 2.02.A of the General Conditions, and completed and ready for final payment in accordance with paragraph 13.09 of the General Conditions within four hundred fifty (450) days after the date when the Contract Times commence to run.

ARTICLE 4.  CONTRACT PRICE.

4.01. OWNER shall pay DESIGN/BUILDER the following sum(s) for completion of the Work in accordance with the Contract Documents.

    For all Work, a Lump Sum of Thirty-Five Million Five Hundred Thousand Dollars ($35,500,000.00). The following cash allowances are included in the price and have been computed in accordance with paragraph 10.03.A of the General
Conditions:


                   Item                                         Allowance
        Office Building, Furnishings and equipment              $225,000
        Spare Parts, Shop Equipment and Rolling Stock           $300,000
        Railroad spur, switches and car mover                   $500,000
        Allowance for owner contingencies                     $1,000,000
        Thermal Oxidizer                                        $500,000
        Grain Handling System Allowances                      $1,100,000



      The foregoing Grain Handling System Allowances includes the following:



        Concrete Silos                                      $405,000
        Silo Discharge Conveyors                            $91,800
        Day Bin Leg                                         $40,500
        Grain Probe                                         $28,350
        Truck Scale                                         $68,850
        Concrete                                            $162,000
        Structural                                          $189,000
        Electrical                                          $67,500
        Misc. Hardware                                      $47,000



The lump sum amount of $35,500,000 shall be reduced by the amount of any of the foregoing allowance(s) if, prior to the commencement of the Work, OWNER notifies DESIGN/BUILDER in writing that it has decided not to include such item(s) in the Project. Should such notification occur and allowances be made for the items listed or additional items not listed which are removed from the final design, the value of these allowances will be based on the latest cost of like equipment at the US Energy Partners Russell, Kansas ethanol plant.

   OWNER has requested that DESIGN/BUILDER perform certain additional services that are listed on Exhibit E as the responsibility of OWNER which are not included in the foregoing lump sum amount. DESIGN/BUILDER agrees to be responsible for the coordination and implementation of items 1, 2 and 9 on Exhibit E for OWNER. OWNER agrees to promptly reimburse DESIGN/BUILDER for all costs associated with such additional services and pay DESIGN/BUILDER a management fee in an amount equal to Ten Percent (10%) of such costs. Such additional services shall be separately billed and are not part of the Contract Price or subject to the payment procedures applicable thereto. DESIGN/BUILDER agrees to provide assistance to OWNER in permitting with items 3, 4 and 8 on Exhibit E, and that such assistance is included in the lump sum amount.

   Pursuant to Section 4.02 of the General Conditions, DESIGN/BUILDER hereby gives notice to OWNER that the site conditions are likely to vary from those described in paragraph 1) of Exhibit E with regard to soil loading of 3,000 pounds per square foot. OWNER agrees to pay to DESIGN/BUILDER all increased costs associated with or relating to that variance including, without limitation, the following:

   1. Increased cost and time for engineering and construction of foundations for all structures including but not limited to buildings, tanks, silos, pipe racks, tank farm, railroad, loading and unloading facilities.

   2. If standard designs (Base Case) are used, no additional construction charges will be incurred by OWNER. If Base Case is exceeded by more than 10% on a unit basis, OWNER will pay DESIGN/BUILDER at rates established by the most recent version of the Richardson's Process Plant Estimating manuals or an equivalently recognized industrial construction industry rating system. The US Energy Partners plant in Russell, Kansas will be the Base design case, used the following designs:

      a. Building foundations - spread footing with stem wall
      b. Concrete slabs - Soil with 3,000 psf or greater bearing capacity
      c. Tank foundations - spread footer with concrete ring wall. Compacted fill inside. Center discharge for fermenters.
      d. Tank farm - earthen liner if required, with gravel and rock foundations with berm.
      e. Grain silos or bins - 3,000 psf. Cost dependent on availability of bedrock.
      f. Railroad and spur- Class I rail specifications.

   3. Engineering

      a. OWNER shall pay DESIGN/BUILDER $120 per hour for all engineering time required for research and design of piling systems or over excavation required to meet the 3,000 psf specification. Total cost for this analysis shall not exceed $36,000.
      b. OWNER shall pay $1,000 per week for supervision of site work contractor and if required, piling contractor.
      c. No additional charges will be incurred for foundation design incorporating piling systems.

ARTICLE 5.  PAYMENT PROCEDURES

5.01. DESIGN/BUILDER shall submit and OWNER will process Applications for Payment in accordance with Article 13 of the General Conditions.


    A. DOWN PAYMENT. At financial closing on the Project, OWNER shall make a down payment of One Million Five Hundred Dollars ($1,500,000.00) to DESIGN/BUILDER which shall be applied toward the progress payments discussed below.



    B. PROGRESS PAYMENTS; RETAINAGE. OWNER shall make progress payments on account of the Contract Price on the basis of DESIGN/BUILDER's Applications for Payment, on or about the 1st day of each month during performance of the Work as provided in paragraphs 5.01.B.1 and B.2 below. All such payments will be measured by the acceptable Schedule of Values established in paragraph 2.06.A of the General Conditions.


        1. Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below, but, in each case, less the aggregate of payments previously made and less such amounts as OWNER may withhold in accordance with paragraph 13.04.B of the General Conditions.


            a. Ninety percent (90%) of Work completed (with the balance being retainage).


            b. Ninety percent (90%) (with the balance being retainage) of the cost of materials and equipment not incorporated in the Work (but delivered, suitably stored and accompanied by documentation satisfactory to OWNER as provided in paragraph 13.02.A of the General Conditions).


        2. Upon Substantial Completion, payment will be made in an amount sufficient to increase total payments to DESIGN/BUILDER to ninety-one percent (91%) of the Contract Price (with the balance being retainage), less such amounts as OWNER may withhold in accordance with paragraph 13.04.B of the General Conditions.



    C. FINAL PAYMENT. Upon final completion and acceptance of the Work in accordance with paragraph 13.09 of the General Conditions, OWNER shall pay the remainder of the Contract Price.


ARTICLE 6.  INTEREST.

6.01. All moneys not paid when due as provided in Article 13 of the General Conditions shall bear interest at the rate of ten percent (10%) per annum.

ARTICLE 7.  DESIGN/BUILDER'S REPRESENTATIONS.

7.01.   DESIGN/BUILDER makes the following representations:

    A. DESIGN/BUILDER has examined and carefully studied the Contract Documents listed in paragraphs 8.01.A through C but excluding the documents described in paragraph 8.01.D.

    B. DESIGN/BUILDER is familiar with and is satisfied as to all federal, state and local Laws and Regulations that may affect cost, progress, performance or furnishing of the Work.

    C. DESIGN/BUILDER is aware of the general nature of work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Contract Documents.

    D. DESIGN/BUILDER has correlated the information known to DESIGN/BUILDER, reports and drawings identified in the Contract Documents and all additional examinations, investigations, tests, studies and data with the Contract Documents.

    E. DESIGN/BUILDER has given OWNER written notice of all conflicts, errors, ambiguities or discrepancies that DESIGN/BUILDER has discovered in the Contract Documents and the written resolution thereof by OWNER is acceptable to DESIGN/BUILDER, and the Contract Documents are generally sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.

ARTICLE 8.  CONTRACT DOCUMENTS.

8.01. The Contract Documents which comprise the entire agreement between OWNER and DESIGN/BUILDER concerning the Work consist of the following:


    A. This Agreement (pages 1 to 6, inclusive).



    B. Exhibits to this Agreement (A to H, inclusive).



    C. General Conditions of the Contract Between Owner and Design/Builder (pages 1 to 35, inclusive).


    D. The following which may be delivered, prepared, or issued after the Effective Date of this Agreement and are not attached hereto.

        1.  Notice to Proceed.

        2. All Written Amendments and other documents amending, modifying or supplementing the Contract Documents pursuant to paragraph 3.03.A of the General Conditions.


        3. Specifications as defined in Paragraph 1.01.A.33 of the General Conditions.


        4. Drawings as defined in Paragraph 1.01.A.16 of the General Conditions.

8.02. The documents listed in paragraph 8.01 above are attached to this Agreement (except as expressly noted otherwise above).

8.03. There are no Contract Documents other than those listed above in this
Article 8. The Contract Documents may only be amended, modified or supplemented as provided in paragraph 3.03.A of the General Conditions.

ARTICLE 9.  MISCELLANEOUS.

9.01. The Standard General Conditions of the Contract Between Owner and Design/Builder are referred to herein as the General Conditions.

9.02. Terms used in this Agreement which are defined in Article 1 of the General Conditions will have the meanings indicated therein.

9.03. No assignment by a party hereto of any rights under or interests in the Contract Documents will be binding on another party hereto without the written consent of the party sought to be bound; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents. Notwithstanding the prior sentence, OWNER shall be permitted to assign to its construction lender this Agreement, and DESIGN/BUILDER agrees to cooperate in granting to OWNER's construction lender such consents as may be reasonably required by said construction lender; provided, however, such assignment shall not discharge OWNER from any of its duties or responsibilities under the Contract Documents.


9.04. OWNER and DESIGN/BUILDER each binds itself, its successors, assigns and legal representatives to the other party hereto, its successors, assigns and legal representatives in respect to all covenants, agreements and obligations contained in the Contract Documents.

9.05. Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and DESIGN/BUILDER, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.


9.06. This Agreement will be effective on April 4, 2002.


9.07. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Facsimile signatures of the parties hereto shall be binding.


9.08. For purposes of paragraph 6.01.D.2 of the General Conditions, DESIGN/BUILDER shall provide to Owner the training described in Exhibit G.



9.09. For purposes of Article 5 of the General Conditions, DESIGN/BUILDER shall maintain the liability insurance, and OWNER shall maintain the property insurance, described in Exhibit H.



IN WITNESS WHEREOF, OWNER and DESIGN/BUILDER have signed this Agreement on the date first written above.



OWNER: Western Plains Energy, L.L.C.  DESIGN/BUILDER: ICM, Inc.



By: /s/ Jeff Torluemke                By: /s/ Jeff Roskam
   -------------------------------       ------------------------------------
Name: Jeff Torluemke                       Jeff Roskam, Senior Vice President
     -----------------------------       ------------------------------------
Title: President
      ----------------------------


Addresses for giving notices and representatives:


Name:  Mr. Jeff Tourlemke            Name:  Mr. Jeff Roskam
Title:  President                    Title:  Senior Vice President
Western Plains Energy, L.L.C.        ICM, Inc.
745 Main Street                      310 N. First Street, Colwich, KS
Phone: (785) 675-3261                Phone:  316-796-0900
Facsimile: (785) 675-3030            Facsimile:  316-796-0570



With a copy to:



Mr. Michael J. Day                   Mr. John R. Gerdes
Kite & Day, L.L.P.                   Fleeson, Gooing, Coulson & Kitch, L.L.C.
112 West Washington                  125 N. Market, Suite 1600
Post Office Box 575                  Post Office Box 997
St. Francis, KS 67756                Wichita, KS 67201-0997
Phone: (785)332-3323                 Phone: (316)267-7361
Facsimile: (785)332-3325             Facsimile: (316)267-1754

                            GENERAL CONDITIONS OF THE
                                CONTRACT BETWEEN
                            OWNER AND DESIGN/BUILDER

                                TABLE OF CONTENTS

                                                                                            PAGE
ARTICLE
1--DEFINITIONS...............................................................................1
         1.01           Defined Terms........................................................1

ARTICLE 2--PRELIMINARY MATTERS...............................................................3
         2.01           Delivery of Bonds....................................................3
         2.02           Commencement of Contract Times; Notice to Proceed....................4
         2.03           Starting the Work....................................................4
         2.04           Before Starting Construction.........................................4
         2.05           Initial Conference...................................................4
         2.06           Initially Acceptable Schedules.......................................4

ARTICLE 3--CONTRACT DOCUMENTS:  INTENT, AMENDING, REUSE......................................5
         3.01           Intent...............................................................5
         3.02           References...........................................................5
         3.03           Amending and Supplementing Contract Documents........................6
         3.04           Reuse of Documents...................................................6

ARTICLE 4--AVAILABILITY OF LANDS; DIFFERING SITE CONDITIONS; REFERENCE
          POINTS; HAZARDOUS CONDITIONS.......................................................6
         4.01           Availability of Lands................................................6
         4.02           Differing Site Conditions............................................7
         4.03           Reference Points.....................................................7
         4.04           Hazardous Conditions.................................................7

ARTICLE 5--BONDS AND INSURANCE...............................................................8
         5.01           Performance, Payment and Other Bonds.................................8
         5.02           DESIGN/BUILDER's Liability Insurance.................................8
         5.03           OWNER's Liability Insurance..........................................9
         5.04           Property Insurance...................................................9
         5.05           Waiver of Rights....................................................11
         5.06           Receipt and Application of Proceeds.................................11
         5.07           Acceptance of Bonds and Insurance; Option to Replace................12
         5.08           Licensed Sureties and Insurers; Certificates of Insurance...........12

ARTICLE 6--DESIGN/BUILDER'S RESPONSIBILITIES................................................12
         6.01           Design Professional Services........................................12
         6.02           Supervision and Superintendence of Construction.....................13
         6.03           Labor, Materials and Equipment......................................13
         6.04           Progress Schedule...................................................14
         6.05           Concerning Subcontractors, Suppliers and Others.....................14
         6.06           Patent Fees and Royalties...........................................15
         6.07           Permits.............................................................15
         6.08           Laws and Regulations................................................15


                                                                              ii


         6.09           Taxes...............................................................16
         6.10           Use of Site and Other Areas.........................................16
         6.11           Record Documents....................................................17
         6.12           Safety and Protection...............................................17
         6.13           Safety Representative...............................................17
         6.14           Hazard Communication Programs.......................................18
         6.15           Emergencies.........................................................18
         6.16           Submittals..........................................................18
         6.17           Continuing the Work.................................................18
         6.18           DESIGN/BUILDER's General Warranty and Guarantee.....................19
         6.19           Indemnification.....................................................19

ARTICLE 7--OTHER CONSTRUCTION...............................................................20
         7.01           Related Construction at Site........................................20

ARTICLE 8--OWNER'S RESPONSIBILITIES.........................................................20
         8.01           General.............................................................20
         8.02           Scope of OWNER's Safety and Hazardous Waste Responsibilities........21
         8.03           Tax Claim Indemnification...........................................21
         8.04           General Indemnification.............................................22

ARTICLE 9--CHANGES IN THE WORK; CLAIMS......................................................22
         9.01           General--Rights and Obligations.....................................22
         9.02           Notice of Intent to Make Claim......................................22
         9.03           Claim Documentation.................................................22
         9.04           Decision............................................................22
         9.05           Time Limit Extension................................................22
         9.06           Exceptions..........................................................22
         9.07           Execution of Change Orders..........................................23
         9.08           Notice to Sureties..................................................23

ARTICLE 10--CHANGE OF CONTRACT PRICE........................................................23
         10.01          General.............................................................23
         10.02          Cost of the Work....................................................23
         10.03          Cash Allowances.....................................................26

ARTICLE 11--CHANGE OF CONTRACT TIMES........................................................27
         11.01          General.............................................................27
         11.02          Time Extensions.....................................................27

ARTICLE 12--TESTS AND INSPECTIONS; CORRECTION, REMOVAL OR
          ACCEPTANCE OF DEFECTIVE CONSTRUCTION..............................................27
         12.01          Notice of Defects...................................................27
         12.02          Access to Construction..............................................27
         12.03          Tests and Inspections...............................................27
         12.04          Uncovering Construction.............................................28
         12.05          Owner May Stop the Construction.....................................28
         12.06          Correction or Removal of Defective Construction.....................28
         12.07          Correction Period...................................................29
         12.08          Acceptance of Defective Construction................................29
         12.09          OWNER May Correct Defective Construction............................30





ARTICLE 13--PAYMENTS TO DESIGN/BUILDER AND COMPLETION.......................................30
         13.01          Schedule of Values..................................................30
         13.02          Application for Progress Payment....................................31
         13.03          DESIGN/BUILDER's Warranty of Title..................................31
         13.04          Progress Payments...................................................31
         13.05          Substantial Completion..............................................32
         13.06          Final Inspection....................................................32
         13.07          Final Application for Payment.......................................33
         13.08          Final Payment and Acceptance........................................33
         13.09          Waiver of Claims....................................................34

ARTICLE 14--SUSPENSION OF WORK AND TERMINATION..............................................34
         14.01          Owner May Suspend Work..............................................34
         14.02          Owner May Terminate for Cause.......................................34
         14.03          Owner May Terminate for Convenience.................................35
         14.04          DESIGN/BUILDER May Stop Work or Terminate...........................35

ARTICLE 15--DISPUTE RESOLUTION..............................................................36
         15.01          Dispute Resolution Agreement........................................36

ARTICLE 16--MISCELLANEOUS...................................................................37
         16.01          Giving Notice.......................................................37
         16.02          Computation of Times................................................37
         16.03          Notice of Claim.....................................................37
         16.04          Cumulative Remedies.................................................38
         16.05          Survival of Obligations.............................................38
         16.06          Consequential Damages...............................................38

                               GENERAL CONDITIONS

ARTICLE 1--DEFINITIONS
-------------------------------------------------------------------------------

1.01     DEFINED TERMS

    A. Wherever used in these General Conditions or in the other Contract Documents the following terms have the meanings indicated which are applicable to both the singular and plural thereof:

    1. AGREEMENT--The written contract between OWNER and DESIGN/BUILDER covering the Work; other Contract Documents are attached to the Agreement and made a part thereof as provided therein.

     2. APPLICATION FOR PAYMENT--The form which is to be used by DESIGN/BUILDER in requesting progress or final payments and which is to be accompanied by such supporting documentation as is required by the Contract Documents.

    3. ASBESTOS--Any material that contains more than one percent asbestos and is friable or is releasing asbestos fibers into the air above current action levels established by the United States Occupational Safety and Health Administration.

    4. BONDS--Performance and payment bonds and other instruments of security.

    5. CASH FLOW PROJECTION--A schedule prepared by DESIGN/BUILDER estimating that portion of the Contract Price to be due during each month of performance.

    6. CHANGE ORDER--A written order which is signed by DESIGN/BUILDER and OWNER which authorizes an addition, deletion or revision in the Work, or an adjustment in the Contract Price or the Contract Times, issued on or after the Effective Date of the Agreement.


    7. CONSTRUCTION--The performing or furnishing of labor, the furnishing and incorporating of materials and equipment into the Work and the furnishing of services (other than Design Professional Services) and documents, all as required by the Contract Documents.

    8. CONSTRUCTION SUBAGREEMENT--A written agreement between DESIGN/BUILDER and a construction contractor for provision of Construction.

    9. CONTRACT DOCUMENTS--The Agreement, the Notice to Proceed, these General Conditions, the Specifications and the Drawings together with all Work Change Directives, Change Orders, Written Amendments, and Field Orders, issued on or after the Effective Date of the Agreement.

    10. CONTRACT PRICE--The moneys payable by OWNER to DESIGN/BUILDER for completion of the Work in accordance with the Contract Documents.

    11. CONTRACT TIMES--The numbers of days or the dates stated in the Agreement
    (i) to achieve Substantial Completion, and (ii) to complete the Work so that it is ready for final payment in accordance with paragraph 13.08.A.

    12. DEFECTIVE--An adjective which when modifying the term Construction refers to Construction that is unsatisfactory, faulty or deficient, in that it does not conform to the Contract Documents, or does not meet the requirements of any inspection, reference standard, test or approval referred to in the Contract Documents, or has been damaged prior to OWNER's final payment (unless responsibility for the protection thereof has been assumed by OWNER at Substantial Completion).

    13. DESIGN/BUILDER-ICM, Inc., a Kansas corporation.

    14. DESIGN SUBAGREEMENT--A written agreement between DESIGN/BUILDER and a design professional for provision of Design Professional Services.

    15. DESIGN PROFESSIONAL SERVICES--Services related to the preparation of Drawings,

    Specifications, and other design submittals specified by the Contract Documents and required to be performed by licensed design professionals, as well as services provided by or for licensed design professionals during Bidding/Negotiating, Construction, or Operational phases.

    16. DRAWINGS--Those portions of the Contract Documents prepared by or for DESIGN/BUILDER and approved by OWNER consisting of drawings, diagrams, illustrations, schedules and other data which show the scope, extent, and character of the Work.

    17. EFFECTIVE DATE OF THE AGREEMENT--The date indicated in the Agreement on which it becomes effective, but if no such date is indicated it means the date on which the Agreement is signed and delivered by the last of the two parties to sign and deliver.

    18. ENGINEER--A duly licensed individual or entity designated by DESIGN/BUILDER to perform or furnish specified Design Professional Services in connection with the Work.

    19. FIELD ORDER--A written order issued by OWNER which orders minor changes in the Work but which does not involve a change in the Contract Price or the Contract Times.

    20. HAZARDOUS CONDITION--The presence at the Site of Asbestos, Hazardous Waste, PCB's, Petroleum Products or Radioactive Materials in such quantities or circumstances that there is a danger to persons or property.

    21. HAZARDOUS WASTE--The term Hazardous Waste shall have the meaning provided in Section 1004 of the Solid Waste Disposal Act (42 USC Section
    6903).

    22. LAWS AND REGULATIONS; LAWS OR REGULATIONS--Any and all applicable laws, rules, regulations, ordinances, codes and orders of any and all governmental bodies, agencies, authorities and courts having jurisdiction.

    23. LIENS--Charges, security interests or encumbrances upon real property or personal property.

    24. Notice to Proceed--A written notice given by OWNER to DESIGN/BUILDER fixing the date on which the Contract Times will commence to run.

    25. OWNER--The public body, or authority, individual or entity with whom DESIGN/BUILDER has entered into the Agreement and for whom the Work is to be provided.

    26. PCBs--Polychlorinated biphenyls.

    27. PETROLEUM--Petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), such as oil, petroleum, fuel oil, oil sludge, oil refuse, gasoline, kerosene, and oil mixed with other non-Hazardous Wastes and crude oils.

    28. PROJECT--The total Construction to be provided under the Contract Documents which may be the whole or a part as indicated elsewhere in the Contract Documents.

    29. RADIOACTIVE MATERIAL--Source, special nuclear, or byproduct material as defined by the Atomic Energy Act of 1954 (42 USC Section 2011 et seq.) as amended from time to time.

    30. SCHEDULE OF VALUES--A schedule prepared by DESIGN/BUILDER and acceptable to OWNER indicating that portion of the Contract Price to be paid for each major component of the Work.

    31. SITE--Lands or other areas designated in the Contract Documents as being furnished by OWNER for the performance of the Construction, storage, or access.

    32. SPECIFICATIONS--Those portions of the Contract Documents prepared by or for DESIGN/BUILDER and approved by OWNER consisting of written technical descriptions of materials, equipment, construction systems, standards and workmanship as applied to the Construction and certain administrative details applicable thereto.

    33. SUBCONTRACTOR--An individual or entity other than a Supplier or Engineer having a direct contract with DESIGN/BUILDER or with any other Subcontractor for the performance of a part of the Work.

    34. SUBMITTAL--A written or graphic document prepared by or for DESIGN/BUILDER which is required by the Contract Documents to be submitted to OWNER by DESIGN/BUILDER. Submittals may include Drawings, Specifications, progress schedules, shop drawings, samples, Cash Flow Projections, and Schedules of Values. Submittals other than Drawings and Specifications are not Contract Documents.

    35. SUBSTANTIAL COMPLETION--The time at which the Construction (or a specified part) has progressed to the point where it is sufficiently complete, in accordance with the Contract Documents, so that the Construction (or a specified part) can be utilized for the purposes of grinding grain, producing alcohol and producing distillers grains. The terms "substantially complete" and "substantially completed" as applied to all or part of the Construction refer to Substantial Completion thereof.

    36. SUPPLIER--A manufacturer, fabricator, supplier, distributor, materialman or vendor having a direct contract with DESIGN/BUILDER or with any Subcontractor to furnish materials or equipment to be incorporated in the Work by DESIGN/BUILDER or any Subcontractor.

    37. WORK--The entire completed construction or the various separately identifiable parts thereof required to be performed or furnished under the Contract Documents. Work includes and is the result of performing or furnishing Design Professional Services and Construction required by the Contract Documents.

    38. WORK CHANGE DIRECTIVE--A written directive to DESIGN/BUILDER, issued on or after the Effective Date of the Agreement and signed by OWNER ordering an addition, deletion or revision in the Work, or responding to differing Site conditions under which the Work is to be performed as provided in paragraph
    4.02 or to emergencies under paragraph 6.15. A Work Change Directive will not change the Contract Price or the Contract Times, but is evidence that the parties expect that the change directed or documented by a Work Change Directive will be incorporated in a subsequently issued Change Order following negotiations by the parties as to its effect, if any, on the Contract Price or Contract Times.

    39. WRITTEN AMENDMENT--A written amendment of the Contract Documents, signed by OWNER and DESIGN/BUILDER on or after the Effective Date of the Agreement and normally dealing with the nonengineering or nontechnical rather than strictly design or construction-related aspects of the Contract Documents.


ARTICLE 2--PRELIMINARY MATTERS
-------------------------------------------------------------------------------

2.01    DELIVERY OF BONDS

    A. When DESIGN/BUILDER delivers the executed Agreements to OWNER, DESIGN/BUILDER shall also deliver to OWNER such Bonds as DESIGN/ BUILDER may be required to furnish in accordance with paragraph 5.01.A, if any.

2.02    COMMENCEMENT OF CONTRACT TIMES; NOTICE TO PROCEED

    A. The Contract Times will commence to run on the day indicated in the Notice to Proceed. A Notice to Proceed may be given at any time within one-hundred eighty days after the Effective Date of the Agreement, provided OWNER has secured financial commitments sufficient to fund the project, to the satisfaction of the DESIGN/BUILDER.

2.03    STARTING THE WORK

    A. DESIGN/BUILDER shall start to perform the Work on the date when the Contract Times commence to run.

2.04    BEFORE STARTING CONSTRUCTION

    A. DESIGN/BUILDER shall submit the following for review within ten days after commencement of the Contract Times:

    1. A preliminary progress schedule indicating the times (numbers of days or dates) for starting and completing the various stages of the Work;

    2. A preliminary schedule of required Submittals and the times for submitting, reviewing and processing each Submittal;

    3. A preliminary Schedule of Values for all of the Work which will include quantities and prices of items aggregating the Contract Price and will subdivide the Work into component parts in sufficient detail to serve as the basis for progress payments during performance of the Work. Such prices will include a pro rata amount of overhead and profit applicable to each item of Work; and

    4. A preliminary Cash Flow Projection.

    B. Before any Work is started, DESIGN/BUILDER and OWNER shall each deliver to the other, with copies to each additional insured, certificates of insurance (and other evidence of insurance which either of them or any additional insured may reasonably request) which DESIGN/BUILDER and OWNER respectively are required to purchase and maintain in accordance with paragraphs 5.02.A, 5.04.A and 5.04.B.

2.05    INITIAL CONFERENCE

    A. Within twenty days after the Contract Times start to run a conference attended by OWNER and DESIGN/BUILDER and others as appropriate will be held to establish a working understanding among the parties as to the Work and to discuss the design concepts, schedules referred to in paragraph 2.04.A, procedures for handling Submittals, processing Applications for Payment, maintaining required records, items required pursuant to paragraph 8.01.A.6 and other matters.

2.06    INITIALLY ACCEPTABLE SCHEDULES

    A. At least ten days before submission of the first Application for Payment a conference attended by DESIGN/BUILDER, OWNER and others as appropriate will be held to review for acceptability the schedules submitted in accordance with paragraph 2.04.A. DESIGN/BUILDER shall have an additional ten days to make corrections and adjustments and to complete and resubmit the schedules. No progress payment shall be made to DESIGN/BUILDER until the schedules are submitted to and acceptable to OWNER as provided below. The progress schedule will be acceptable to OWNER as providing an orderly progression of the Work to completion within the Contract Times, but such acceptance will neither impose on OWNER responsibility for the sequencing, scheduling or progress of the Work nor interfere with or relieve DESIGN/BUILDER from DESIGN/BUILDER's full responsibility therefor. The format and structure of the progress schedule will be as set forth in the Contract Documents. OWNER's acceptance shall not be deemed to confirm that the schedule is a reasonable plan for performing the Work. DESIGN/BUILDER's schedule of Submittals will be acceptable to OWNER as providing a workable arrangement for reviewing and processing the required Submittals. DESIGN/BUILDER's Schedule of Values and Cash Flow Projection will be acceptable to OWNER as to form and substance.


ARTICLE 3--CONTRACT DOCUMENTS:  INTENT, AMENDING, REUSE
-------------------------------------------------------------------------------

3.01    INTENT

    A. The Contract Documents comprise the entire agreement between OWNER and DESIGN/BUILDER concerning the Work. The Contract Documents are complementary; what is called for by one is as binding as if called for by all. The Contract Documents will be construed in accordance with the law of the place of the Project.

    B. It is the intent of the Contract Documents to describe a functionally complete Project (or part thereof) to be designed and constructed in accordance with the Contract Documents. Any Work, materials or equipment that may reasonably be inferred from the Contract Documents or from prevailing custom or trade usage as being required to produce the intended result will be furnished and performed whether or not specifically called for. When words or phrases which have a well-known technical or construction industry or trade meaning are used to describe work, materials or equipment, such words or phrases shall be interpreted in accordance with that meaning.

3.02    REFERENCES

    A. Reference to standards, specifications, manuals or codes of any technical society, organization or association, or to the Laws or Regulations of any governmental authority, whether such reference be specific or by implication, shall mean the latest standard, specification, manual, code or Laws or Regulations in effect on the effective date of the agreement except as may be otherwise specifically stated in the Contract Documents.

    B. Except as otherwise specifically stated in the Contract Documents or as may be provided by amendment or supplement thereto issued by one of the methods indicated in paragraph 3.03.A, the provisions of the Contract Documents shall take precedence in resolving any conflict, error, ambiguity or discrepancy between the provisions of the Contract Documents and:

    1. the provisions of any such standard, specification, manual, code or instruction (whether or not specifically incorporated by reference in the Contract Documents); or

    2. the provisions of any such Laws or Regulations applicable to the performance of the Work (unless such an interpretation of the provisions of the Contract Documents would result in violation of such Law or Regulation).

    C. No provision of any such standard, specification, manual, code or instruction shall be effective to change the duties and responsibilities of OWNER, DESIGN/BUILDER or any of their subcontractors, consultants, agents, or employees from those set forth in the Contract Documents, nor shall it be effective to assign to OWNER any duty or authority to supervise or direct the furnishing or performance of the Work or any duty or authority to undertake responsibility inconsistent with the provisions of paragraph 8.02 or any other provision of the Contract Documents.

3.03    AMENDING AND SUPPLEMENTING CONTRACT DOCUMENTS

    A. The Contract Documents may be amended to provide for additions, deletions and revisions in the Work or to modify the terms and conditions thereof in one or more of the following ways:

    1. OWNER's approval of required Submittals (pursuant to paragraph 6.16.B);

    2. A Work Change Directive;

    3. A Change Order;

    4. A formal Written Amendment; or

    5. A Field Order.

3.04    REUSE OF DOCUMENTS

    A. All documents including Drawings and Specifications prepared or furnished by DESIGN/BUILDER pursuant to the Contract Documents are instruments of service in respect of the Project and DESIGN/BUILDER shall retain an ownership and property interest therein whether or not the Project is completed. OWNER may make and retain copies for information and reference in connection with the use and occupancy of the Project by OWNER and others; however, such documents are not intended or represented to be suitable for reuse by OWNER or others on extensions of the Project or on any other project. Any reuse without written verification or adaptation by DESIGN/BUILDER for the specific purpose intended will be at OWNER's sole risk and without liability or legal exposure to DESIGN/BUILDER and OWNER shall indemnify and hold harmless DESIGN/BUILDER, Subcontractors, and Engineer from all claims, damages, losses and expenses including attorneys' fees arising out of or resulting therefrom. Any such verification or adaptation will entitle DESIGN/BUILDER to further compensation at rates to be agreed upon by OWNER and DESIGN/BUILDER.

    B. In addition to paragraph 3.04.A, all documents including Drawings and Specifications prepared or furnished by DESIGN/BUILDER pursuant to the Contract Documents are subject to the use and disclosure restrictions set forth in Exhibit F attached to the Agreement.

ARTICLE 4--AVAILABILITY OF LANDS; DIFFERING SITE CONDITIONS; REFERENCE POINTS; HAZARDOUS CONDITIONS
-------------------------------------------------------------------------------

4.01    AVAILABILITY OF LANDS

    A. OWNER shall furnish, as indicated in the Contract Documents, the lands upon which the Construction is to be performed, rights-of-way and easements for access thereto, and such other lands which are designated for the use of DESIGN/BUILDER.

    B. Upon reasonable written request, OWNER shall furnish DESIGN/BUILDER with a correct statement of record legal title and legal description of the lands upon which the Construction is to be performed and OWNER's interest therein as necessary for giving notice of or filing a mechanic's lien against such lands in accordance with applicable Laws and Regulations. OWNER shall identify any encumbrances or restrictions not of general application but specifically related to use of lands so furnished with which DESIGN/BUILDER will have to comply in performing the Work. Easements for permanent structures or permanent changes in existing facilities will be obtained and paid for by OWNER, unless otherwise provided in the Contract Documents. If DESIGN/BUILDER and OWNER are unable to agree on entitlement to or the amount or extent of any adjustments in the Contract Price or the Contract Times as a result of any delay in OWNER's furnishing these lands, rights-of-way or easements, DESIGN/BUILDER may make a claim therefor as provided in Article 9.

    C. OWNER shall provide for all additional lands and access thereto that may be required for temporary construction facilities or storage of materials and equipment.

4.02    DIFFERING SITE CONDITIONS

    A. DESIGN/BUILDER shall promptly, and before the conditions are disturbed, give a written notice to OWNER of (i) subsurface or latent physical conditions at the Site which differ materially from those indicated in the Contract Documents, or (ii) unknown physical conditions at the Site, of an unusual nature, which differ materially from those ordinarily encountered and generally recognized as inhering in work of the character called for by the Contract Documents.

    B. OWNER will investigate the site conditions promptly after receiving the notice. If the conditions do materially so differ and cause an increase or decrease in the DESIGN/BUILDER's cost of, or the time required for, performing any part of the Work, whether or not changed as a result of the conditions, an equitable adjustment shall be made under this clause and the Contract Price and/or Contract Times modified in writing by Change Order in accordance with
Article 9.

    C. No request by DESIGN/BUILDER for an equitable adjustment under paragraph
4.02 shall be allowed unless DESIGN/BUILDER has given the written notice required; provided that the time prescribed in 9.02.A for giving written notice may be extended by OWNER.

4.03    REFERENCE POINTS

    A. DESIGN/BUILDER shall be responsible for laying out the construction and shall protect and preserve the reference points established by OWNER pursuant to paragraph 8.01.A.6.e and shall make no changes or relocations without the prior written approval of OWNER. DESIGN/BUILDER shall report to OWNER whenever any reference point or property monument is lost or destroyed or requires relocation because of necessary changes in grades or locations, and shall be responsible for the accurate replacement or relocation of such reference points or property monuments by professionally qualified personnel.

4.04    Hazardous Conditions

    A. OWNER will be responsible for any Hazardous Condition encountered at the Site which was not identified in the Contract Documents to be within the scope of the Work. OWNER shall not be responsible for materials creating a Hazardous Condition brought to the Site by DESIGN/BUILDER, Subcontractors, Suppliers or anyone else for whom DESIGN/BUILDER is responsible.

    B. DESIGN/BUILDER and any affected Subcontractor shall immediately (i) stop all Construction in connection with such Hazardous Condition and in any area affected thereby (except in an emergency as required by paragraph 6.15), and
(ii) notify OWNER (and thereafter confirm such notice in writing). OWNER shall promptly determine the necessity of retaining a qualified expert to evaluate such Hazardous Condition or take corrective action, if any. DESIGN/BUILDER shall not be required to resume Construction in connection with such Hazardous Condition or in any such affected area until after OWNER has obtained any required permits related thereto and delivered to DESIGN/BUILDER special written notice (i) specifying that such Hazardous Condition and any affected area is or has been rendered safe for the resumption of Construction, or (ii) specifying any special conditions under which such Construction may be resumed safely. If OWNER and DESIGN/BUILDER cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in Contract Price and/or Contract Times as a result of such Construction stoppage or such special conditions under which Construction is agreed by DESIGN/BUILDER to be resumed, either party may make a claim therefor as provided in Article 9.

    C. If after receipt of such special written notice DESIGN/BUILDER does not agree to resume Construction based on a reasonable belief it is unsafe, or does not agree to resume such Construction under such special conditions, then OWNER may order such portion of the Work that is related to such Hazardous Condition or in such affected area to be deleted from the Work. If OWNER and DESIGN/BUILDER cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in Contract Price and/or Contract Times as a result of deleting such portion of the Work, then either party may make a claim therefor as provided in Article 9. OWNER may have such deleted portion of the Work performed by OWNER's own forces or others in accordance with Article 7.

    D. To the fullest extent permitted by Laws and Regulations, OWNER shall indemnify and hold harmless DESIGN/BUILDER, Subcontractors, Suppliers, Engineers and the officers, directors, employees, agents, other consultants and subcontractors of each and any of them from and against all claims, costs, losses and damages (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from such Hazardous Condition, provided that (i) any such claim, cost, loss or damage is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than completed Construction), including the loss of use resulting therefrom, and (ii) nothing in this paragraph 4.04.D shall obligate OWNER to indemnify any individual or entity from and against the consequences of that individual's or entity's own negligence or willful misconduct.


    E. To the fullest extent permitted by Laws and Regulations, DESIGN/BUILDER shall indemnify and hold harmless OWNER, and the officers, directors, employees, agents and consultants of OWNER from and against all claims, costs, losses and damages (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from materials creating a Hazardous Condition brought to the Site by DESIGN/BUILDER, Subcontractors, Suppliers or anyone else for whom DESIGN/BUILDER is responsible, provided that (i) any such claim, cost, loss or damage is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property (other than completed Construction), and (ii) nothing in this paragraph 4.04.E shall obligate DESIGN/BUILDER to indemnify any individual or entity from and against the consequences of that individual's or entity's own negligence or willful misconduct.


ARTICLE 5--BONDS AND INSURANCE
-------------------------------------------------------------------------------

5.01    PERFORMANCE, PAYMENT AND OTHER BONDS


    A. DESIGN/BUILDER shall not be required to furnish any performance and payment Bonds, unless requested by OWNER and/or OWNER's construction lender. If requested by OWNER and/or OWNER's construction lender, OWNER shall reimburse DESIGN/BUILDER for all costs and expenses incurred by DESIGN/BUILDER in furnishing such Bonds within ten (10) days of invoicing by DESIGN/BUILDER.


5.02    DESIGN/BUILDER'S LIABILITY INSURANCE


    A. DESIGN/BUILDER shall purchase and maintain such Comprehensive or Commercial General Liability (subject to customary exclusions in respect of professional liability), architects and engineers errors and omissions insurance, Automobile Liability and Worker's Compensation insurance as is appropriate for the Work being performed and furnished and as will provide protection from claims set forth below which may arise out of or result from DESIGN/BUILDER's performance and furnishing of the Work and DESIGN/BUILDER's other obligations under the Contract Documents, whether it is to be performed or furnished by DESIGN/BUILDER, any Subcontractor or Supplier, or by anyone directly or indirectly employed by any of them to perform or furnish any of the Work, or by anyone for whose acts any of them may be liable:


    1. Claims under workers' compensation, disability benefits and other similar employee benefit acts;

    2. Claims for damages because of bodily injury, occupational sickness or disease, or death of DESIGN/BUILDER's employees;

    3. Claims for damages because of bodily injury, sickness or disease, or death of any person other than DESIGN/BUILDER's employees;

    4. Claims for damages insured by customary personal injury liability coverage which are sustained (i) by any person as a result of an offense directly or indirectly related to the employment of such person by DESIGN/BUILDER, or
    (ii) by any other person for any other reason;


    5. Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property wherever located, including loss of use resulting therefrom; and


    6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.


    B.   The policies of insurance required by  paragraph 5.02.A shall:

       1. With respect to insurance required by paragraphs 5.02.A.3 through 5.02.A.6 inclusive, include as additional insureds OWNER and any other persons or entities identified in writing by OWNER, all of whom shall be listed as additional insureds, and include coverage for the respective officers and employees of all such additional insureds;

       2. Include at least the specific coverages and be written for not less than the limits of liability agreed in writing by DESIGN/BUILDER and OWNER or required by Laws or Regulations, whichever is greater;

       3. Include completed operations insurance;

       4. Include contractual liability insurance covering DESIGN/BUILDER's indemnity obligations under paragraphs 6.06, 6.10 and 6.19;

       5. Contain a provision or endorsement that the coverage afforded will not be cancelled, materially changed or renewal refused until at least 30 days prior written notice has been given to OWNER and each other additional insured to whom a certificate of insurance has been issued (and the certificates of insurance furnished by the DESIGN/BUILDER pursuant to paragraph 5.08.B will so provide);





       6. Remain in effect at least until final payment and at all times thereafter when DESIGN/BUILDER may be correcting, removing or replacing DEFECTIVE Construction in accordance with paragraphs 12.06 and 12.07; and



       7. With respect to completed operations insurance, and any other insurance coverage written on a claims-made basis, remain in effect for at least one year after final payment (and DESIGN/BUILDER shall furnish OWNER and each other additional insured to whom a certificate of insurance has been issued evidence satisfactory to OWNER and any such additional insured of continuation of such insurance at final payment); and



       8. If requested by OWNER and/or OWNER's construction lender, the insurance coverage and the limits of liability thereunder shall be primary as the Project, and claims against DESIGN/BUILDER for other projects shall not reduce such coverage available to the Project; provided, however, OWNER shall reimburse DESIGN/BUILDER for all costs and expenses incurred by DESIGN/BUILDER in furnishing such primary coverage within ten (10) days of invoicing by DESIGN/BUILDER.



   C. DESIGN/BUILDER shall cause its insurance agent to give written notice to OWNER of any material change to, or failure or refusal to renew any policy insurance required to be purchased and maintained by DESIGN/BUILDER in accordance with paragraph 5.02.



5.03    OWNER'S LIABILITY INSURANCE

    A. In addition to the insurance required to be provided by DESIGN/BUILDER under paragraph 5.02, OWNER, at OWNER's option, may purchase and maintain at OWNER's expense OWNER's own liability insurance as will protect OWNER against claims which may arise from operations under the Contract Documents.

5.04    PROPERTY INSURANCE


    A. OWNER shall purchase and maintain property insurance upon the Construction at the Site in an amount (subject to a deductible not to exceed $25,000.00) as may be agreed in writing by DESIGN/BUILDER and OWNER or required by Laws and Regulations, whichever is greater. This insurance will:


    1. Include the interests of OWNER, DESIGN/BUILDER, Subcontractors, and any other persons or entities listed as an insured or additional insured;

    2. Be written on a Builder's Risk "all-risk" or open peril or special causes of loss policy form that shall at least include insurance for physical loss and damage to the Construction, temporary buildings, falsework and all materials and equipment in transit, and shall insure against at least the following perils or causes of loss: fire, lightning, extended coverage, theft, vandalism and malicious mischief, earthquake, collapse, debris removal, demolition occasioned by enforcement of Laws and Regulations, water damage, and such other perils or causes of loss as may be agreed in writing by DESIGN/BUILDER and OWNER;

    3. Include expenses incurred in the repair or replacement of any insured property (including but not limited to fees and charges of engineers and architects);

    4. Cover materials and equipment stored at the Site or at another location that was agreed to in writing by OWNER prior to being incorporated in the Construction, provided that such materials and equipment have been included in an Application for Payment approved by OWNER; and

    5. Be maintained in effect until final payment is made unless otherwise agreed to in writing by OWNER and DESIGN/BUILDER with thirty days written notice to each other additional insured to whom a certificate of insurance has been issued.


    B. OWNER shall purchase and maintain such additional property insurance as may be agreed in writing by DESIGNER/BUILDER and OWNER or Laws and Regulations which will include the interests of OWNER, DESIGN/BUILDER, Subcontractors, and any other individuals or entities listed as an insured or additional insured.



    C. All the policies of insurance (and the certificates or other evidence thereof) required to be purchased and maintained by OWNER in accordance with paragraph 5.04 will contain a provision or endorsement that the coverage afforded will not be cancelled until at least 30 days' prior written notice has been given to DESIGN/BUILDER and to each other additional insured to whom a certificate of insurance has been issued and will contain waiver provisions in accordance with paragraph 5.05.A. OWNER shall cause its insurance agent to give written notice to DESIGN/BUILDER of any material change to, or failure or refusal to renew any policy of insurance required to be purchased and maintained by OWNER in accordance with paragraph 5.04.


    D. OWNER shall not be responsible for purchasing and maintaining any property insurance to protect the interests of DESIGN/BUILDER, Subcontractors, Suppliers, Engineers or others in the Work to the extent of any deductible amounts that are agreed in writing by DESIGN/BUILDER and OWNER. The risk of loss within such identified deductible amount, will be borne by DESIGN/BUILDER, Subcontractor or others suffering any such loss and if any of them wishes property insurance coverage within the limits of such amounts, each may purchase and maintain it at the purchaser's own expense.

    E. If DESIGN/BUILDER requests in writing that other special insurance be included in the property insurance policies provided under paragraph 5.04, OWNER shall, if possible, include such insurance, and the cost thereof will be charged to DESIGN/BUILDER by appropriate Change Order or Written Amendment. Prior to commencement of the Work at the Site, OWNER shall in writing advise DESIGN/BUILDER whether or not such other insurance has been procured by OWNER.

5.05    WAIVER OF RIGHTS

    A. OWNER and DESIGN/BUILDER intend that all policies purchased in accordance with paragraph 5.04 will protect OWNER, DESIGN/BUILDER, Engineers, Subcontractors, and all other individuals or entities listed as insureds or additional insureds in such policies and will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. OWNER and DESIGN/BUILDER waive all rights against each other and their respective officers, directors, employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work; and, in addition, waive all such rights against Subcontractors, Suppliers, Engineers and all other individuals or entities listed as insureds or additional insureds under such policies for losses and damages so caused. None of the above waivers shall extend to the rights that any party making such waiver may have to the proceeds of insurance held by OWNER as trustee or otherwise payable under any policy so issued. In addition, OWNER waives all rights against DESIGN/BUILDER, Subcontractors, Engineers and Suppliers and the officers, directors, employees and agents of any of them for business interruption, loss of use of OWNER's property and any other consequential damages caused by, arising out of or resulting from any of such insured perils or causes of loss or any other peril or cause of loss whether or not insured.

5.06    RECEIPT AND APPLICATION OF PROCEEDS

    A. Any insured loss under the policies of insurance required by paragraph
5.04 will be adjusted with OWNER and made payable to OWNER as fiduciary for the insureds, as their interests may appear, subject to the requirements of any applicable mortgage clause and of paragraph 5.06.B. OWNER shall deposit in a separate account any money so received, and shall distribute it in accordance with such agreement as the parties in interest may reach. If no other special agreement is reached the damaged Work shall be repaired or replaced, the moneys so received applied on account thereof and the Work and the cost thereof covered by an appropriate Change Order or Written Amendment.


    B. OWNER as fiduciary shall have power to adjust and settle any loss with the insurers unless one of the parties in interest shall object in writing within fifteen days after the occurrence of loss to OWNER's exercise of this power. If such objection be made, OWNER as fiduciary shall make settlement with the insurers in accordance with such agreement as the parties in interest may reach. If no such agreement among the parties in interest is reached, OWNER as fiduciary shall adjust and settle the loss with the insurers.

5.07    ACCEPTANCE OF BONDS AND INSURANCE; OPTION TO REPLACE

    A. If either party has any objection to the coverage afforded by or other provisions of the Bonds or insurance required to be purchased and maintained by the other party in accordance with Article 5 on the basis of their not complying with the Contract Documents, the objecting party shall so notify the other party in writing within ten days after receipt of the certificates (or other evidence requested) required by paragraph 2.04.B. OWNER and DESIGN/BUILDER shall each provide to the other such additional information in respect of insurance provided as the other may reasonably request. If either party does not purchase or maintain all of the Bonds and insurance required of such party by the Contract Documents, such party shall notify the other party in writing of such failure to purchase prior to the start of the Work, or of such failure to maintain prior to any change in the required coverage. Without prejudice to any other right or remedy, the other party may elect to obtain equivalent Bonds or insurance to protect such other party's interests at the expense of the party who was supposed to provide such coverage, and a Change Order or Written Amendment shall be issued to adjust the Contract Price accordingly.

5.08    LICENSED SURETIES AND INSURERS; CERTIFICATES OF INSURANCE

    A. All Bonds and insurance required by the Contract Documents to be purchased and maintained by OWNER or DESIGN/BUILDER shall be obtained from surety or insurance companies that are duly licensed or authorized in the jurisdiction in which the Project is located to issue Bonds or insurance policies for the limits and coverages so required. Such surety and insurance companies shall also meet such additional requirements and qualifications as may be agreed in writing by DESIGN/BUILDER and OWNER.

    B. DESIGN/BUILDER shall deliver to OWNER, with copies to each additional insured, certificates of insurance (and other evidence of insurance requested by OWNER or any other additional insured) which DESIGN/BUILDER is required to purchase and maintain in accordance with paragraph 5.02.A. OWNER shall deliver to DESIGN/BUILDER, with copies to each additional insured, certificates of insurance (and other evidence of insurance requested by DESIGN/BUILDER or any other additional insured) which OWNER is required to purchase and maintain in accordance with paragraphs 5.04.A and 5.04.B.

ARTICLE 6--DESIGN/BUILDER'S RESPONSIBILITIES
--------------------------------------------------------------------------------

6.01    DESIGN PROFESSIONAL SERVICES

    A. STANDARD OF CARE: DESIGN/BUILDER shall perform or furnish Design Professional Services and related services in all phases of the Project. The standard of care for all such services performed or furnished under this Agreement will be the care and skill ordinarily used by members of the engineering profession practicing under similar conditions at the same time and locality.

    B. PRELIMINARY DESIGN PHASE: After the Contract Times commence to run, DESIGN/BUILDER shall:

    1. Consult with OWNER to understand OWNER's requirements for the Project and review available data.

    2. Advise OWNER as to the necessity of OWNER's providing or obtaining from others additional reports, data or services of the types provided in paragraph 8.01.A.6.a-f and assist OWNER in obtaining such reports, data, or services.

    3. Identify and analyze requirements of governmental authorities having jurisdiction to approve the portions of the Project designed or specified by DESIGN/BUILDER with whom consultation is to be undertaken in connection with the Project.

    4. Obtain such additional geotechnical and related information which it deems necessary for performance of the Work.

    5. Prepare preliminary design documents consisting of final design criteria, preliminary drawings, outline specifications, and written descriptions of the Project.

    6. Furnish the preliminary design documents to and review them with OWNER within the time indicated in the schedules described in paragraph 2.06.A.

    C. FINAL DESIGN PHASE: After written acceptance by OWNER of the preliminary design phase documents DESIGN/BUILDER shall:

    1. On the basis of the accepted Preliminary Design Phase documents, prepare final Drawings showing the scope, extent, and character of the Construction to be performed and furnished by DESIGN/BUILDER and Specifications.

    2. Provide technical criteria, written descriptions and design data required for obtaining approvals of such governmental authorities as have jurisdiction to review or approve the final design of the Project, and assist OWNER in consultations with appropriate authorities.

    3. Furnish the above documents, Drawings and Specifications to and review them with OWNER within the time indicated in the schedules described in paragraph 2.06.A.

    D. OPERATIONAL PHASE: During the Operational Phase, DESIGN/BUILDER shall:

    1. Provide assistance in connection with the start-up, testing, refining and adjusting of any equipment or system.

    2. Assist OWNER in training staff to operate and maintain the Project.

    3. Assist OWNER in developing systems and procedures for control of the operation and maintenance of and record keeping for the Project.

6.02    SUPERVISION AND SUPERINTENDENCE OF CONSTRUCTION

    A. DESIGN/BUILDER shall supervise, inspect and direct the Construction competently and efficiently, devoting such attention thereto and applying such skills and expertise as may be necessary to provide the Construction in accordance with the Contract Documents. DESIGN/BUILDER shall be solely responsible for the means, methods, techniques, sequences and procedures employed for the provision of Construction. DESIGN/BUILDER shall be responsible to see that the completed Construction complies accurately with the Contract Documents and shall keep OWNER advised as to the quality and progress of the Construction.

    B. DESIGN/BUILDER shall keep on the Site at all times during construction a competent resident superintendent, who shall not be replaced without written notice to OWNER except under extraordinary circumstances. The superintendent will be DESIGN/BUILDER's representative at the Site and shall have authority to act on behalf of DESIGN/BUILDER. All communications to the superintendent shall be as binding as if given to DESIGN/BUILDER.

6.03    LABOR, MATERIALS AND EQUIPMENT

    A. DESIGN/BUILDER shall provide competent, suitably qualified personnel to survey and lay out the Construction and perform Construction as required by the Contract Documents. DESIGN/BUILDER shall at all times maintain good discipline and order at the Site. Except as otherwise required for the safety or protection of persons or the Work or property at the Site or adjacent thereto, and except as otherwise indicated in the Contract Documents, all Construction at the Site shall be performed during regular working hours, and DESIGN/BUILDER will not permit overtime work or the performance of Construction on Saturday, Sunday or any legal holiday without OWNER's written consent, which will not be unreasonably withheld.

    B. Unless otherwise specified in the Contract Documents, DESIGN/BUILDER shall furnish or cause to be furnished and assume full responsibility for materials, equipment, labor, transportation, construction equipment and machinery, tools, appliances, fuel, power, light, heat, telephone, water, sanitary facilities, temporary facilities and all other facilities and incidentals necessary for the furnishing, performance, testing, start-up and completion of the Work. DESIGN/BUILDER, in the presence of OWNER's personnel, will direct the checkout of utilities and operations of systems and equipment.

    C. All materials and equipment incorporated into the Work shall be of good quality and new, except as otherwise provided in the Contract Documents. All warranties and guarantees specifically called for by the Contract Documents shall expressly run to the benefit of OWNER. If required by OWNER, DESIGN/BUILDER shall furnish satisfactory evidence (including reports of required tests) as to the kind and quality of materials and equipment. All materials and equipment shall be applied, installed, connected, erected, used, cleaned and conditioned in accordance with instructions of the applicable Supplier, except as otherwise provided in the Contract Documents.

6.04    PROGRESS SCHEDULE

    A. DESIGN/BUILDER shall adhere to the progress schedule established in accordance with paragraph 2.06.A as it may be adjusted from time to time.

    1. DESIGN/BUILDER shall submit to OWNER for acceptance proposed adjustments in the progress schedule that will not change the Contract Times. Such adjustments will conform generally to the progress schedule then in effect.

    2. Proposed adjustments in the progress schedule that will change the Contract Times shall be submitted in accordance with the requirements of
    Article 11. Such adjustments may only be made by a Change Order or Written Amendment.

6.05    CONCERNING SUBCONTRACTORS, SUPPLIERS AND OTHERS

    A. DESIGN/BUILDER shall not employ any Subcontractor, Engineer, Supplier or other individual or entity against whom OWNER may have reasonable objection. DESIGN/BUILDER shall not be required to employ any Subcontractor, Engineer, Supplier or other individual or entity to furnish or perform any of the Work against whom DESIGN/BUILDER has reasonable objection.

    B. DESIGN/BUILDER shall be fully responsible to OWNER for all acts and omissions of the Subcontractors, Engineers, Suppliers and other individuals or entities performing or furnishing any of the Work under a direct or indirect contract with DESIGN/BUILDER. Nothing in the Contract Documents shall create for the benefit of any such Subcontractor, Engineer, Supplier or other individual or entity any contractual relationship between OWNER and any such Subcontractor, Engineer, Supplier or other individual or entity, nor shall it create any obligation on the part of OWNER to pay or to see to the payment of any moneys due any such Subcontractor, Engineer, Supplier or other individual or entity except as may otherwise be required by Laws and Regulations.

    C. DESIGN/BUILDER shall be solely responsible for scheduling and coordinating Subcontractors, Engineers, Suppliers and other individuals and entities performing or furnishing any of the Work under a direct or indirect contract with DESIGN/BUILDER. DESIGN/BUILDER shall require all Subcontractors, Engineers, Suppliers and such other individuals and entities performing or furnishing any of the Work to communicate with the OWNER through DESIGN/BUILDER.

    D. All services performed or provided to and material and equipment supplied to DESIGN/BUILDER by a Subcontractor or Supplier will be pursuant to an appropriate Design Subagreement or Construction Subagreement between DESIGN/BUILDER and the Subcontractor, Engineer or Supplier which specifically binds the Subcontractor, Engineer or Supplier to the applicable terms and conditions of the Contract Documents for the benefit of OWNER. Whenever any such agreement is with a Subcontractor, Engineer or Supplier who is listed as an additional insured on the property insurance provided in paragraph 5.04.A or 5.04.B, the agreement between the DESIGN/BUILDER and the Subcontractor, Engineer or Supplier will contain provisions whereby the Subcontractor, Engineer or Supplier waives all rights against OWNER, DESIGN/BUILDER, and all other additional insureds for all losses and damages caused by any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work. If the insurers on any such policies require separate waiver forms to be signed by any Subcontractor, Engineer or Supplier, DESIGN/BUILDER will obtain the same.

6.06    PATENT FEES AND ROYALTIES

    A. DESIGN/BUILDER shall pay all license fees and royalties and assume all costs incident to the use in the performance of the Work or the incorporation in the Work of any invention, design, process, product or device which is the subject of patent rights or copyrights held by others. To the fullest extent permitted by Laws and Regulations, DESIGN/BUILDER shall indemnify and hold harmless OWNER, from and against all claims, costs, losses and damages (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from any infringement of patent rights or copyrights incident to the use in the performance of the Work or resulting from the incorporation in the Work of any invention, design, process, product or device.

6.07    PERMITS

    A. Unless otherwise provided in the Contract Documents, DESIGN/BUILDER shall directly or through one or more Subcontractors obtain and pay for all necessary permits and licenses. OWNER shall assist DESIGN/BUILDER, when necessary, in obtaining such permits and licenses. DESIGN/BUILDER shall pay all governmental charges and inspection fees necessary for the prosecution of the Construction, which are applicable on the Effective Date of the Agreement. DESIGN/BUILDER shall pay all charges of utility owners for connections to the Work, and OWNER shall pay all charges of such utility owners for capital costs related thereto.

6.08    LAWS AND REGULATIONS

    A. DESIGN/BUILDER shall give all notices and comply with all Laws and Regulations of the place of the Project which are applicable to furnishing and performance of the Work. Except where otherwise expressly required by applicable Laws and Regulations, OWNER shall not be responsible for monitoring DESIGN/BUILDER's compliance with any Laws or Regulations.

    B. If DESIGN/BUILDER performs any Work knowing or having reason to know that it is contrary to Laws or Regulations, DESIGN/BUILDER shall bear all costs arising therefrom. DESIGNER/BUILDER is presumed to have reason to know which Laws and Regulations are in effect as of the Effective Date.


    C. Changes in Laws and Regulations not known or foreseeable on the Effective Date of the Agreement having an effect on the cost or time of performance may be the subject of a claim under Article 9.

6.09    TAXES

    A. DESIGN/BUILDER shall pay all sales, consumer, use, gross receipts and other similar taxes required to be paid by DESIGN/BUILDER in accordance with the Laws and Regulations of the place of the Project which are applicable during the performance of the Work.

6.10    USE OF SITE AND OTHER AREAS

    A. DESIGN/BUILDER shall confine construction equipment, the storage of materials and equipment and the operations of construction workers to those lands and areas permitted by the OWNER and other land and areas permitted by Laws and Regulations, rights-of-way, permits and easements, and shall not unreasonably encumber the premises with construction equipment or other materials or equipment. DESIGN/BUILDER shall assume full responsibility for any damage to any such land or area, or to the owner or occupant thereof or of any adjacent land or areas, resulting from the performance of the Construction. Should any claim be made by any such owner or occupant because of the performance of the Construction, DESIGN/BUILDER shall promptly settle with such other party by negotiation or otherwise resolve the claim by arbitration or other dispute resolution proceeding or at law. DESIGN/BUILDER shall, to the fullest extent permitted by Laws and Regulations, indemnify and hold harmless OWNER and anyone directly or indirectly employed by OWNER from and against all claims, costs, losses and damages (including, but not limited to, reasonable fees of engineers, architects, attorneys and other professionals and court and arbitration or other dispute resolution costs) arising out of or resulting from any claim or action, legal or equitable, brought by any such owner or occupant against OWNER, or any other party indemnified hereunder to the extent caused by or based upon DESIGN/BUILDER's performance of the Construction.

    B. During the performance of the Construction, DESIGN/BUILDER shall keep the premises free from accumulations of waste materials, rubbish and other debris resulting from the Construction. At the completion of the Construction DESIGN/BUILDER shall remove all waste materials, rubbish and debris from and about the premises as well as all tools, appliances, construction equipment, temporary construction and machinery and surplus materials.

DESIGN/BUILDER shall leave the Site clean and ready for occupancy by OWNER at Substantial Completion. DESIGN/BUILDER shall restore to original condition all property not designated for alteration by the Contract Documents.

    C. DESIGN/BUILDER shall not load nor permit any part of any structure to be loaded in any manner that will endanger the structure, nor shall DESIGN/ BUILDER subject any part of the Work or adjacent property to stresses or pressures that will endanger it.

6.11    RECORD DOCUMENTS

    A. DESIGN/BUILDER shall maintain in a safe place at the Site one record copy of all Drawings, Specifications, Written Amendments, Change Orders, Field Orders and Work Change Directives, in good order and annotated to show all changes made during Construction. These record documents together with all approved Submittals will be available to OWNER for reference. Upon completion of the Work, these record documents and Submittals, including a reproducible set of record drawings, will be delivered to OWNER.

6.12    SAFETY AND PROTECTION

    A. DESIGN/BUILDER shall be solely responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Construction. DESIGN/BUILDER shall take all necessary precautions for the safety of, and shall provide the necessary protection to prevent damage, injury or loss to:

    1. all persons on the Site or who may be affected by the Construction;

    2. all Work and materials and equipment to be incorporated therein, whether in storage on or off the Site; and

    3. other property at the Site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities and underground facilities not designated for removal, relocation or replacement in the course of construction.

    B. DESIGN/BUILDER shall comply with applicable Laws and Regulations of any public body having jurisdiction for safety of persons or property or to protect them from damage, injury or loss; and shall erect and maintain all necessary safeguards for such safety and protection. DESIGN/BUILDER shall notify owners of adjacent property and of underground facilities and utility owners when prosecution of the Work may affect them, and shall cooperate with them in the protection, removal, relocation and replacement of their property. All damage, injury or loss to any property caused, directly or indirectly, in whole or in part, by DESIGN/BUILDER, any Subcontractor, Supplier or any other individual or entity directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable, shall be remedied by DESIGN/BUILDER. DESIGN/BUILDER's duties and responsibilities for safety and for protection of the construction shall continue until such time as all the Work is completed and OWNER has issued a notice to DESIGN/BUILDER in accordance with paragraph 13.09 that the Work is acceptable (except as otherwise expressly provided in connection with Substantial Completion).

6.13    SAFETY REPRESENTATIVE

    A. DESIGN/BUILDER shall designate a qualified and experienced safety representative at the Site whose duties and responsibilities shall be the prevention of accidents and the maintaining and supervising of safety precautions and programs.

6.14    HAZARD COMMUNICATION PROGRAMS

    A. DESIGN/BUILDER shall be responsible for coordinating any exchange of material safety data sheets or other hazard communication information required to be made available to or exchanged between or among employers at the Site in accordance with Laws or Regulations.

6.15    EMERGENCIES

    A. In emergencies affecting the safety or protection of persons or the construction or property at the Site or adjacent thereto, DESIGN/BUILDER, without special instruction or authorization from OWNER, is obligated to act to prevent threatened damage, injury or loss. DESIGN/BUILDER shall give OWNER prompt written notice if DESIGN/BUILDER believes that any significant changes in the Construction or variations from the Contract Documents have been caused thereby. If a change in the Contract Documents is required because of the action taken by DESIGN/BUILDER in response to such an emergency, a Work Change Directive or Change Order will be issued to document the consequences of such action.

6.16    SUBMITTALS

    A. OWNER will review and approve Submittals in accordance with the schedule of required Submittals accepted by OWNER as required by paragraph 2.06.A. OWNER's review and approval will be only to determine if the items covered by the Submittals will, after installation or incorporation in the Construction, conform to the information given in the Contract Documents and be compatible with the design concept of the completed Project as a functioning whole as indicated by the Contract Documents. OWNER's review and approval will not extend to means, methods, techniques, sequences or procedures of construction (except where a particular means, method, technique, sequence or procedure of construction is specifically and expressly called for by the Contract Documents) or to safety precautions or programs incident thereto. The review and approval of a separate item as such will not indicate approval of the assembly in which the item functions. DESIGN/BUILDER shall make corrections required by OWNER, and shall return the required number of corrected copies of the required Submittal for review and approval. DESIGN/BUILDER shall direct specific attention in writing to revisions other than the corrections called for by OWNER on previous Submittals.

    B. OWNER's review and approval of required Submittals shall not relieve DESIGN/BUILDER from responsibility for any variation from the requirements of the Contract Documents unless DESIGN/BUILDER has in writing called OWNER's attention to each such variation at the time of submission and OWNER has given written approval of each such variation by specific written notation thereof incorporated in or accompanying the Submittal.

    C. Where a Submittal is required by the Contract Documents or the final schedule of Submittals accepted by OWNER as required by paragraph 2.06.A, any related Construction provided prior to OWNER's review and approval of the pertinent Submittal will be at the sole expense and responsibility of DESIGN/BUILDER.

6.17    CONTINUING THE WORK

    A. DESIGN/BUILDER shall carry on the Work and adhere to the progress schedule during all disputes or disagreements with OWNER. No Work shall be delayed or postponed pending resolution of any disputes or disagreements, except as DESIGN/BUILDER and OWNER may otherwise agree in writing or as otherwise provided in the Contract Document.

6.18    DESIGN/BUILDER'S GENERAL WARRANTY AND GUARANTEE

    A. DESIGN/BUILDER warrants and guarantees to OWNER that all Construction will be in accordance with the Contract Documents and will not be DEFECTIVE. DESIGN/BUILDER's warranty and guarantee hereunder excludes defects or damage caused by:

    1. Abuse, modification or improper maintenance or operation by persons other than DESIGN/BUILDER, Subcontractors or Suppliers; or

    2. Normal wear and tear under normal usage.

    B. DESIGN/BUILDER's obligation to perform and complete the Work in accordance with the Contract Documents shall be absolute. None of the following will constitute an acceptance of Work that is not in accordance with the Contract Documents or a release of DESIGN/BUILDER's obligation to perform the Work in accordance with the Contract Documents:

    1. Observations by OWNER;

    2. The making of any progress or final payment;

    3. The issuance of a certificate of Substantial Completion;

    4. Use or occupancy of the Work or any part thereof by OWNER;

    5. Any acceptance by OWNER or any failure to do so;

    6. Any review and approval of a Submittal;

    7. Any inspection, test or approval by others; or

    8. Any correction of DEFECTIVE Construction by OWNER.

6.19    INDEMNIFICATION

    A. DESIGN/BUILDER shall indemnify and hold harmless OWNER, OWNER's officers, directors, employees, agents and consultants from and against all claims, costs, losses and damages (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from the performance of Construction, provided that any such claim, cost, loss or damage is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), including the loss of use resulting therefrom, but only to the extent such claim, cost or damage is caused by any negligent act or omission of DESIGN/BUILDER, any Subcontractor, Engineer, any Supplier, any individual or entity directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable.

    B. In any and all claims against OWNER or any of their respective consultants, agents, officers, directors or employees by any employee (or the survivor or personal representative of such employee) of DESIGN/BUILDER, any Subcontractor, any Engineer, any Supplier, any individual or entity directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable, the indemnification obligation under paragraph 6.19.A shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for DESIGN/BUILDER or any such Subcontractor, Engineer, Supplier or other individual or entity under workers' compensation acts, disability benefit acts or other employee benefit acts.

    C. The indemnification obligations of DESIGN/BUILDER under paragraph 6.19.A shall not extend to the liability of OWNER's, officers, directors, employees or agents arising out of the preparation or approval of maps, drawings, opinions, reports, surveys, designs, or specifications.

ARTICLE 7--OTHER CONSTRUCTION
--------------------------------------------------------------------------------

7.01    RELATED CONSTRUCTION AT SITE

    A. OWNER may perform other Work related to the Project at the Site by OWNER's own forces, or let other direct contracts therefor or have other work performed by utility owners. Written notice thereof will be given to DESIGN/BUILDER prior to starting any such other work and (ii) DESIGN/BUILDER may make a claim therefor as provided in Article 9 if DESIGN/BUILDER believes that such performance will involve additional expense to DESIGN/BUILDER or requires additional time and the parties are unable to agree as to the amount or extent thereof.

    B. DESIGN/BUILDER shall afford each other contractor who is a party to such a direct contract and each utility owner (and OWNER, if OWNER is performing the additional work with OWNER's employees) proper and safe access to the Site and a reasonable opportunity for the introduction and storage of materials and equipment and the execution of such other work and shall properly connect and coordinate the Construction with theirs. Unless otherwise provided in the Contract Documents, DESIGN/BUILDER shall do all cutting, fitting and patching of the Work that may be required to make its several parts come together properly and integrate with such other work. DESIGN/BUILDER shall not endanger any work of others by cutting, excavating or otherwise altering their work and will only cut or alter their work with the written consent of OWNER and the others whose work will be affected. The duties and responsibilities of DESIGN/BUILDER under this paragraph are for the benefit of such utility owners and other contractors to the extent that there are comparable provisions for the benefit of DESIGN/BUILDER in said direct contracts between OWNER and such utility owners and other contractors.

    C. If the proper execution or results of any part of DESIGN/BUILDER's Work depends upon work performed or services provided by others under this Article 7, DESIGN/BUILDER shall inspect such other work and appropriate instruments of service and promptly report to OWNER in writing any delays, defects or deficiencies in such other work or services that render it unavailable or unsuitable for the proper execution and results of DESIGN/BUILDER's Work. DESIGN/BUILDER's failure so to report will constitute an acceptance of such other work as fit and proper for integration with DESIGN/BUILDER's Work except for latent or nonapparent defects and deficiencies in such other work.

ARTICLE 8--OWNER'S RESPONSIBILITIES
--------------------------------------------------------------------------------

8.01    GENERAL

    A. OWNER shall do the following in a timely manner so as not to delay the services of DESIGN/BUILDER.

    1. Designate in writing a person to act as OWNER's representative with respect to the services to be rendered under this Agreement.

    2. Provide such legal services as OWNER may require with regard to legal issues pertaining to the Project including any that may be raised by DESIGN/BUILDER.

    3. If requested in writing by DESIGN/BUILDER, furnish reasonable evidence satisfactory to DESIGN/BUILDER, that sufficient funds are available and committed for the entire cost of the Project. Unless such reasonable evidence is furnished, DESIGN/BUILDER is not required to commence or continue any Work, or may, if such evidence is not presented within a reasonable time, stop Work upon 15 days notice to the Owner.

    4. Make payments to DESIGN/BUILDER promptly when they are due as provided in paragraph 13.04 and 13.08.

    5. Furnish lands and easements as set forth in paragraph 4.01.A.

    6. Furnish to DESIGN/BUILDER, as required for performance of DESIGN/BUILDER's services the following, all of which DESIGN/BUILDER may use and rely upon in performing services under this Agreement:

            a. Environmental assessment and impact statements;

            b. Property, boundary, easement, right-of-way, topographic and utility surveys;

            c. Property descriptions;

            d. Zoning, deed and other land use restrictions;

            e. Engineering surveys to establish reference points for design and construction which in OWNER's judgment are necessary to enable DESIGN/BUILDER to proceed with the Work;

            f. Assistance in filing documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project; and

            g. Subsurface data.

    7. Review submittals subject to OWNER review pursuant to paragraph 6.16.A.

    8. Provide information known to or in the possession of OWNER relating to the presence of materials and substances at the site which could create a Hazardous Condition.

    B. OWNER's responsibilities in respect of purchasing and maintaining liability and property insurance are set forth in paragraphs 5.03.A through 5.04.E.

8.02    SCOPE OF OWNER'S SAFETY AND HAZARDOUS WASTE RESPONSIBILITIES

    A. OWNER shall not supervise, direct or have control or authority over, nor be responsible for, DESIGN/BUILDER's means, methods, techniques, sequences or procedures of Construction or the safety precautions and programs incident thereto, or for any failure of DESIGN/BUILDER to comply with Laws and Regulations applicable to the furnishing or performance of the Work. OWNER will not be responsible for DESIGN/BUILDER's failure to perform or furnish the Work in accordance with the Contract Documents.

    B. OWNER'S responsibility in respect of undisclosed Asbestos, PCBs, Petroleum, Hazardous Waste or Radioactive Materials uncovered or revealed at the Site is set forth in paragraph 4.04.

8.03    TAX CLAIM INDEMNIFICATION

    A. OWNER represents and warrants that the services provided and the property purchased in connection with the Work are exempt from sales, consumer use, gross receipts and other similar taxes. OWNER agrees to file any and all necessary applications to obtain such exemption for such services and property. OWNER shall indemnify, defend and hold harmless DESIGN/BUILDER from and against any liability, penalty, interest, fine, tax assessment, reasonable attorneys' fees or other expenses or costs incurred by DESIGN/BUILDER as a result of any action taken or omission by

DESIGN/BUILDER in accordance with such representation.

8.04    GENERAL INDEMNIFICATION

    A. OWNER, to the fullest extent permitted by law shall indemnify, hold harmless and defend DESIGN/BUILDER and any of DESIGN/BUILDER's officers, directors, employees, or agents from and against claims, losses, damages, liabilities, including reasonable attorneys' fees and expenses, for bodily injury, sickness or death, and property damage or destruction (other than to the Work itself) to the extent resulting from the negligent acts or omissions of OWNER or OWNER'S separate contractors or anyone for whose acts any of them may be liable.

ARTICLE 9--CHANGES IN THE WORK; CLAIMS
--------------------------------------------------------------------------------

9.01    GENERAL--RIGHTS AND OBLIGATIONS
    A. Without invalidating the Agreement and without notice to any surety, OWNER may, at any time or from time to time, order additions, deletions or revisions in the Work within the general scope of the contract by a Written Amendment, a Change Order, or a Work Change Directive. Upon receipt of any such document, DESIGN/BUILDER shall promptly proceed with the Work involved which will be performed under the applicable provisions of the Contract Documents (except as otherwise specifically provided).

9.02    NOTICE OF INTENT TO MAKE CLAIM

    A. If OWNER and DESIGN/BUILDER are unable to agree as to the extent, if any, of an adjustment in the Contract Price or an adjustment of the Contract Times that should be allowed as a result of any order of OWNER pursuant to paragraph 9.01.A or other occurrence for which the Contract Documents provide that such adjustment(s) may be made, a claim may be made therefor. Written notice of intent to make such a claim shall be submitted to the other party promptly and in no event more than 30 days after the start of the occurrence or event giving rise to the claim.

9.03    CLAIM DOCUMENTATION

    A. Substantiating documentation shall be submitted by the claiming party within 30 days after delivery of the notice required by paragraph 9.02.A.

9.04    DECISION

    A. The other party shall render a decision on the claim no more than 30 days after the receipt of the substantiating documentation required by paragraph 9.03.A. This decision will be final and binding unless the claiming party gives notice of intention to exercise its rights under Article 15 within 30 days of receipt of the decision and exercises such rights within 30 days of giving the notice of intent.

9.05    TIME LIMIT EXTENSION

    A. The time limits of paragraphs 9.03.A and 9.04.A may be extended by mutual agreement.

9.06    EXCEPTIONS

    A. DESIGN/BUILDER shall not be entitled to an increase in the Contract Price or an extension of the Contract Times with respect to any Work performed that is not required by the Contract Documents as amended, modified and supplemented as provided in paragraph 3.03, except in the case of an emergency as provided in paragraph 6.15 or in the case of uncovering Construction as provided in paragraph 12.04.

9.07    EXECUTION OF CHANGE ORDERS

    A. OWNER and DESIGN/BUILDER shall execute appropriate Change Orders or Written Amendments covering:

    1. changes in the Work which are (i) ordered by OWNER pursuant to paragraph 9.01, (ii) required because of acceptance of DEFECTIVE Construction under paragraph 12.08 or correcting DEFECTIVE Work under paragraph 12.09 or (iii) agreed to by the parties; and

    2. changes in the Contract Price or Contract Times which are agreed to by the parties.

9.08    NOTICE TO SURETIES

    A. If notice of any change affecting the general scope of the Work or the provisions of the Contract Documents (including, but not limited to, Contract Price or Contract Times) is required by the provisions of any Bond to be given to a surety, the giving of any such notice will be DESIGN/BUILDER's responsibility, and the amount of each applicable Bond will be adjusted accordingly.

ARTICLE 10--CHANGE OF CONTRACT PRICE
--------------------------------------------------------------------------------

10.01   GENERAL

    A. The Contract Price constitutes the total compensation (subject to authorized adjustments) payable to DESIGN/BUILDER for performing the Work.

    B. The Contract Price may only be changed by a Change Order or by a Written Amendment. Any claim for an adjustment in the Contract Price shall be based on written notice delivered by the party making the claim to the other party promptly in accordance with paragraph 9.02.A.

    C. The value of any Work covered by a Change Order or of any claim for an adjustment in the Contract Price will be determined as follows:

    1. Where the Work involved is covered by unit prices contained in the Contract Documents, by application of such unit prices to the quantities of the items involved;

    2. Where the Work involved is not covered by unit prices contained in the Contract Documents, by a mutually agreed lump sum (which may include an allowance for overhead and profit not necessarily in accordance with paragraph 10.02) or by mutually agreed unit prices;

    3. Where the Work involved is not covered by unit prices contained in the Contract Documents and agreement to a lump sum is not reached under paragraph 10.01.C.2, on the basis of the Cost of the Work (determined as provided in paragraph 10.02) plus a DESIGN/BUILDER's Fee for overhead and profit (determined as provided in paragraph 10.02.C).

10.02   COST OF THE WORK

    A. COSTS INCLUDED: The term Cost of the Work means the sum of all costs necessarily incurred and paid by DESIGN/BUILDER in the proper performance of the Work. Except as otherwise may be agreed to in writing by OWNER, such costs shall be in amounts no higher than those prevailing in the locality of the Project, shall include only the following items and shall not include any of the costs itemized in paragraph 10.02.B:

    1. Payroll costs for employees in the direct employ of DESIGN/BUILDER in the performance of the Work under schedules of job classifications agreed upon by OWNER and DESIGN/BUILDER.

            a. Such employees shall include without limitation superintendents, foremen and other personnel employed full-time at the Site. Payroll costs for employees not employed full time on the Site shall be apportioned on the basis of their time spent on the Site. Payroll costs shall include, but not be limited to, salaries and wages plus the cost of fringe benefits which shall include social security contributions, unemployment, excise and payroll taxes, workers' compensation, health and retirement benefits, bonuses, sick leave, vacation and holiday pay applicable thereto. The expenses of performing Work after regular working hours, on Saturday, Sunday or legal holidays, shall be included in the above to the extent authorized by OWNER.

            b. Such employees shall also include engineers and engineering technicians providing Design Professional Services. For purposes of this paragraph 10.02.A.1, DESIGN/BUILDER shall be entitled to payment for such employees an amount equal to salary costs times a factor, both as designated in the Agreement, for all services performed or furnished by such employees engaged on the Project.

    2. Cost of all materials and equipment furnished and incorporated in the Work, including costs of transportation and storage thereof, and Suppliers' field services required in connection therewith. All cash discounts shall accrue to DESIGN/BUILDER unless OWNER deposits funds with DESIGN/BUILDER with which to make payments, in which case the cash discounts shall accrue to OWNER. All trade discounts, rebates and refunds and returns from sale of surplus materials and equipment shall accrue to OWNER, and DESIGN/BUILDER shall make provisions so that they may be obtained.

    3. Payments made by DESIGN/BUILDER to Subcontractors for Work performed or furnished by Subcontractors.

    4. Payments made by DESIGN/BUILDER to Engineers for Design Professional Services provided or furnished by Engineers under a Design Subagreement.

    5. Costs of special consultants (including but not limited to testing laboratories, surveyors, attorneys and accountants) employed for services specifically related to the Work.

    6. Supplemental costs including the following items:

            a. The proportion of necessary transportation, travel and subsistence expenses of DESIGN/BUILDER's employees incurred in discharge of duties connected with the Work.

            b. Cost, including transportation and maintenance, of all materials, supplies, equipment, machinery, appliances, office and temporary facilities at the Site and hand tools not owned by the workers, which are consumed in the performance of the Work, and cost less market value of such items used but not consumed which remain the property of DESIGN/BUILDER.

            c. Rentals of all Work equipment and machinery and the parts thereof whether rented from DESIGN/BUILDER or others in accordance with rental agreements approved by OWNER, and the costs of transportation, loading, unloading, installation, dismantling and removal thereof--all in accordance with the terms of said rental agreements. The rental of any such equipment, machinery or parts shall cease when the use thereof is no longer necessary for the Work.

            d. Sales, consumer, use or similar taxes related to the Work, and for which

        DESIGN/BUILDER is liable, imposed by Laws and Regulations.

            e. Deposits lost for causes other than negligence of DESIGN/BUILDER, any Subcontractor or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, and royalty payments and fees for permits and licenses.

            f. Losses, damages and related expenses caused by damage to the Work not compensated by insurance or otherwise, sustained by DESIGN/BUILDER in connection with the furnishing and performance of the Work provided they have resulted from causes other than the negligence of DESIGN/BUILDER, any Subcontractor, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable. Such losses shall include settlements made with the written consent and approval of OWNER. No such losses, damages and expenses shall be included in the Cost of the Work for the purpose of determining DESIGN/BUILDER's fee. If, however, any such loss or damage requires rework and DESIGN/BUILDER is placed in charge thereof, DESIGN/BUILDER shall be paid for services a fee proportionate to that stated in paragraph 10.02.C.

            g. The cost of utilities, fuel and sanitary facilities at the Site.

            h. Minor expenses such as telegrams, long distance telephone calls, telephone service at the Site, expressage and similar petty cash items in connection with the Work.

            i. Cost of premiums for all Bonds and insurance DESIGN/BUILDER is required by the Contract Documents to purchase and maintain.

    B. COSTS EXCLUDED: The term Cost of the Work shall not include any of the following:

    1. Payroll costs and other compensation of DESIGN/BUILDER's officers, executives, principals (of partnerships and sole proprietorships), general managers, engineers, architects, estimators, attorneys, auditors, accountants, purchasing and contracting agents, expediters, timekeepers, clerks and other personnel employed by DESIGN/BUILDER whether at the Site or in DESIGN/BUILDER's principal or a branch office for general administration of the Work and not specifically included in the agreed upon schedule of job classifications referred to in paragraph 10.02.A.1 -- all of which are to be considered administrative costs covered by the DESIGN/BUILDER's fee.

    2. Expenses of DESIGN/BUILDER's principal and branch offices other than DESIGN/BUILDER's office at the Site.

    3. Any part of DESIGN/BUILDER's capital expenses, including interest on DESIGN/BUILDER's capital employed for the Work and charges against DESIGN/BUILDER for delinquent payments.

    4. Costs due to the negligence of DESIGN/BUILDER, any Subcontractor, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, including but not limited to, the correction of DEFECTIVE Work, disposal of materials or equipment wrongly supplied and making good any damage to property.

    5. Other overhead or general expense costs of any kind and the costs of any item not specifically and expressly included in paragraph 10.02.

    C. FEE: The DESIGN/BUILDER's fee allowed to DESIGN/BUILDER for overhead and profit on Change Orders priced by paragraph 10.01.C.3 shall be determined as follows:

    1. A mutually acceptable fixed fee; or

    2. If a fixed fee is not agreed upon, then a fee based on the following percentages of the various portions of the Cost of the Work:

            a. Materials and equipment, the DESIGN/BUILDER'S fee shall be 15 percent;

            b. For subcontracts , the DESIGN/ BUILDER's fee shall be five percent;

            c. Where one or more tiers of subcontracts are on the basis of Cost of the Work plus a fee and no fixed fee is agreed upon, the intent of paragraphs 10.02.A.1, 10.02.A.2 and 10.02.A.3 is that the Subcontractor who actually performs or furnishes Work, at whatever tier, will be paid a fee of 15 percent of the costs incurred by such Subcontractor under paragraphs 10.02.A.1 and 10.02.A.2 and that any higher tier Subcontractor and DESIGN/BUILDER will each be paid a fee of five percent of the amount paid to the next lower tier Subcontractor;

            d. The amount of credit to be allowed by DESIGN/BUILDER to OWNER for any change which results in a net decrease in cost will be the amount of the actual net decrease in cost plus a deduction in DESIGN/BUILDER's fee by an amount equal to five percent of such net decrease; and

            e. When both additions and credits are involved in any one change, the adjustment in DESIGN/BUILDER's fee shall be computed on the basis of the net change in accordance with paragraphs 10.02.C.2.a through 10.02.C.2.d, inclusive.

    D. DOCUMENTATION: Whenever the cost of any Work is to be determined pursuant to paragraph 10.02.A and 10.02.B, DESIGN/BUILDER will establish and maintain records thereof in accordance with generally accepted accounting practices and submit in a form acceptable to OWNER an itemized cost breakdown together with supporting data.

10.03   CASH ALLOWANCES

    A. The Contract Price includes all allowances so named in the Contract Documents.

        1. The allowances include the cost to DESIGN/BUILDER (less any applicable trade discounts) of materials and equipment required by the allowances to be delivered at the Site, and all applicable taxes; and

        2. Except as set forth in the Contract Documents, DESIGN/BUILDER's costs for unloading and handling on the Site, labor, installation costs, overhead, profit and other expenses contemplated for the allowances have been included in the Contract Price and not in the allowances and no demand for additional payment on account of any of the foregoing will be valid.

    B. Prior to final payment, an appropriate Change Order will be issued to reflect actual amounts due DESIGN/BUILDER on account of Work covered by allowances, and the Contract Price shall be correspondingly adjusted.

ARTICLE 11--CHANGE OF CONTRACT TIMES
--------------------------------------------------------------------------------

11.01   GENERAL

    A. The Contract Times may only be changed by a Change Order or a Written Amendment. Any claim for an adjustment of the Contract Times shall be based on written notice pursuant to paragraph 9.02.

    B. All Contract Times are of the essence of the Agreement.

11.02   TIME EXTENSIONS

    A. Where DESIGN/BUILDER is prevented from completing any part of the Work within the Contract Times due to delay beyond the control of DESIGN/BUILDER, the Contract Times will be extended in an amount equal to the time lost due to such delay if a claim is made therefor as provided in Article 9. Delays beyond the control of DESIGN/BUILDER shall include, but not be limited to, acts or neglect by OWNER, governmental agencies, acts or neglect of utility owners or other contractors performing other construction work as contemplated by Article 7, fires, floods, epidemics, abnormal weather conditions or acts of God. Delays attributable to and within the control of a Subcontractor or Supplier shall be deemed to be delays within the control of DESIGN/BUILDER.

    B. Nothing in this paragraph 11.02 bars a change in Contract Price pursuant to Article 10 to compensate for the direct costs incurred by DESIGN/BUILDER due to delay, interference, or disruption directly attributable to actions or inactions of OWNER. However, OWNER shall not be liable to DESIGN/BUILDER for costs or damages arising out of or resulting from (i) delays caused by or within the control of DESIGN/BUILDER, or (ii) delays beyond the control of both parties including but not limited to fires, floods, epidemics, abnormal weather conditions, acts of God or acts or neglect by governmental agencies, utility owners, or other contractors performing other work as contemplated by Article 7.

ARTICLE 12--TESTS AND INSPECTIONS; CORRECTION, REMOVAL OR ACCEPTANCE OF DEFECTIVE CONSTRUCTION
--------------------------------------------------------------------------------

12.01   NOTICE OF DEFECTS

    A. Prompt written notice of all DEFECTIVE Construction of which OWNER has actual knowledge will be given to DESIGN/BUILDER by OWNER. All DEFECTIVE Construction may be rejected, corrected or accepted as provided in this Article 12.

12.02   ACCESS TO CONSTRUCTION

    A. OWNER, other representatives and personnel of OWNER, independent testing laboratories and governmental agencies with jurisdictional interests will have access to the Construction at the Site at reasonable times for their observation, inspecting and testing. DESIGN/BUILDER shall provide them proper and safe conditions for such access and advise them of DESIGN/BUILDER's Site safety procedures and programs so that they may comply therewith as applicable.

12.03   TESTS AND INSPECTIONS

    A. If the Contract Documents or Laws or Regulations of any public body having jurisdiction require any part of the Construction specifically to be inspected, tested or approved, DESIGN/BUILDER shall assume full responsibility for arranging and obtaining such inspections, tests or approvals, pay all costs in connection therewith, and furnish OWNER the required certificates of inspection or approval. DESIGN/BUILDER shall also be responsible for arranging and obtaining and shall pay all costs in connection with any inspections, tests or approvals required for OWNER's acceptance of materials or equipment to be incorporated in the Construction or of materials, mix designs, or equipment submitted for approval prior to DESIGN/BUILDER's purchase thereof for incorporation in the Construction.

    B. DESIGN/BUILDER shall give OWNER reasonable notice of the planned schedule for all required inspections, tests or approvals.

    C. If any Construction (or the construction work of others) that is required to be inspected, tested or approved is covered by DESIGN/BUILDER without written concurrence of OWNER, it must, if requested by OWNER, be uncovered for observation at DESIGN/BUILDER's expense unless DESIGN/BUILDER has given OWNER timely notice of DESIGN/BUILDER's intention to cover the same and OWNER has not acted with reasonable promptness in response to such notice.

12.04   UNCOVERING CONSTRUCTION

    A. If any Construction is covered contrary to the written request of OWNER, it must, if requested by OWNER, be uncovered for OWNER's observation and recovered at DESIGN/BUILDER's expense.

    B. If OWNER considers it necessary or advisable that covered Construction be observed by OWNER or inspected or tested by others, DESIGN/BUILDER, at OWNER's request, shall uncover, expose or otherwise make available for observation, inspection or testing as OWNER may require, that portion of the Construction in question, furnishing all necessary labor, material and equipment. If it is found that such Construction is DEFECTIVE, DESIGN/BUILDER shall pay all costs and damages caused by or resulting from such uncovering, exposure, observation, inspection and testing and of satisfactory replacement or rework, (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs, and all costs of repair or replacement of work of others); and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, may make a claim therefor as provided in Article 9. If, however, such Construction is not found to be DEFECTIVE, DESIGN/BUILDER shall be allowed an increase in the Contract Price or an extension of the Contract Times, or both, directly attributable to such uncovering, exposure, observation, inspection, testing, replacement and rework; and, if the parties are unable to agree as to the amount or extent thereof, DESIGN/BUILDER may make a claim therefor as provided in Article 9.

12.05   OWNER MAY STOP THE CONSTRUCTION

    A. If the Construction is DEFECTIVE, or DESIGN/BUILDER fails to supply sufficient skilled workers or suitable materials or equipment, or fails to furnish or perform the Construction in such a way that the completed Construction will conform to the Contract Documents, OWNER may order DESIGN/BUILDER to stop Construction or any portion thereof, until the cause for such order has been eliminated; however, this right of OWNER to stop Construction will not give rise to any duty on the part of OWNER to exercise this right for the benefit of DESIGN/BUILDER or any other party.

12.06   CORRECTION OR REMOVAL OF DEFECTIVE CONSTRUCTION

    A. OWNER will have authority to disapprove or reject DEFECTIVE Construction and will have authority to require special inspection or testing of the

Construction whether or not the Construction is fabricated, installed or completed. If required by OWNER, DESIGN/BUILDER shall promptly, as directed, either correct all DEFECTIVE Construction, whether or not fabricated, installed or completed, or, if the Construction has been rejected by OWNER, remove it from the Site and replace it with nondefective Construction. DESIGN/BUILDER shall bear all direct, indirect and consequential costs of such correction or removal (including but not limited to reasonable fees and charges of engineers, architects, attorneys and other professionals) made necessary thereby.

12.07   CORRECTION PERIOD

    A. If within one year after the date of Substantial Completion or such longer period of time as may be prescribed by Laws or Regulations or by the terms of any applicable special guarantee required by the Contract Documents or by any specific provision of the Contract Documents, any Construction is found to be DEFECTIVE, DESIGN/BUILDER shall promptly, without cost to OWNER and in accordance with OWNER's written instructions, (i) correct such DEFECTIVE Construction, or, if it has been rejected by OWNER, remove it from the Site and replace it with Construction that is not DEFECTIVE, and (ii) satisfactorily correct or remove and replace any damage to other Construction or the work of others resulting therefrom. If DESIGN/BUILDER does not promptly comply with the terms of such instructions, or in an emergency where delay would cause serious risk of loss or damage, OWNER may have the DEFECTIVE Construction corrected or the rejected Construction removed and replaced, and all costs and damages caused by or resulting from such removal and replacement (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs, and all costs of repair or replacement of work of others) will be paid by DESIGN/BUILDER.

    B. In special circumstances where a particular item of equipment is placed in continuous service before Substantial Completion of all the Construction, the correction period for that item may start to run from an earlier date if so provided in the Specifications or by Written Amendment.

    C. Where DEFECTIVE Construction (and damage to other Construction resulting therefrom) has been corrected, removed or replaced under this paragraph 12.07, the correction period hereunder with respect to such Construction will be extended for an additional period of one year after such correction or removal and replacement has been satisfactorily completed.

12.08   ACCEPTANCE OF DEFECTIVE CONSTRUCTION

    A. If, instead of requiring correction or removal and replacement of DEFECTIVE Construction, OWNER prefers to accept it, OWNER may do so. DESIGN/BUILDER shall pay all costs attributable to OWNER's evaluation of and determination to accept such DEFECTIVE Construction (such costs to include but not be limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs). If any such acceptance occurs prior to final payment, a Change Order will be issued incorporating the necessary revisions in the Contract Documents with respect to the Construction; and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, OWNER may make a claim therefor as provided in Article 9. If the acceptance occurs after final payment, an appropriate amount will be paid by DESIGN/BUILDER to OWNER.

12.09   OWNER MAY CORRECT DEFECTIVE CONSTRUCTION

    A. If DESIGN/BUILDER fails within a reasonable time after written notice from OWNER to correct DEFECTIVE Construction or to remove and replace rejected Construction as required by OWNER in accordance with paragraphs 12.06.A or 12.07.A, or if DESIGN/BUILDER fails to perform the Construction in accordance with the Contract Documents, or if DESIGN/BUILDER fails to comply with any other material provision of the Contract Documents, OWNER may, after seven days' written notice to DESIGN/BUILDER, correct and remedy any such deficiency. In exercising the rights and remedies under this paragraph OWNER shall proceed expeditiously. In connection with such corrective and remedial action, OWNER may exclude DESIGN/BUILDER from all or part of the Site, take possession of all or part of the Construction, and suspend DESIGN/BUILDER's services related thereto, and incorporate in the Construction all materials and equipment stored at the Site or elsewhere for which OWNER has paid DESIGN/BUILDER. DESIGN/BUILDER shall allow OWNER, OWNER's representatives, agents and employees, OWNER's other contractors and consultants access to the Site to enable OWNER to exercise the rights and remedies under this paragraph. All costs and damages incurred or sustained by OWNER in exercising such rights and remedies will be charged against DESIGN/BUILDER and a Change Order will be issued incorporating the necessary revisions in the Contract Documents and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, OWNER may make a claim therefor as provided in
Article 9. Such costs and damages will include but not be limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals, all court or arbitration or other dispute resolution costs and all costs of repair or replacement of work of others destroyed or damaged by correction, removal or replacement of DESIGN/BUILDER's DEFECTIVE Construction. DESIGN/BUILDER shall not be allowed an extension of the Contract Times because of any delay in the performance of the Construction attributable to the exercise by OWNER of OWNER's rights and remedies hereunder.


ARTICLE 13--PAYMENTS TO DESIGN/BUILDER AND COMPLETION
--------------------------------------------------------------------------------

13.01   SCHEDULE OF VALUES

    A. The Schedule of Values established as provided in paragraph 2.06.A will serve as the basis for progress payments and will be incorporated into a form of Application for Payment acceptable to OWNER.

13.02   APPLICATION FOR PROGRESS PAYMENT

    A. At least twenty days before the date established for each progress payment (but not more often than once a month), DESIGN/BUILDER shall submit to OWNER for review an Application for Payment filled out and signed by DESIGN/BUILDER covering the Work completed as of the date of the Application and accompanied by such supporting documentation as is required by the Contract Documents. If payment is requested on the basis of materials and equipment not incorporated in the Work but delivered and suitably stored at the Site or at another location agreed to in writing, the Application for Payment shall also be accompanied by a bill of sale, invoice or other documentation warranting that OWNER has received the materials and equipment free and clear of all Liens and evidence that the materials and equipment are covered by appropriate property insurance and other arrangements to protect OWNER's interest therein, all of which will be satisfactory to OWNER. The amount of retainage with respect to progress payments will be as stipulated in the Agreement.

13.03   DESIGN/BUILDER'S WARRANTY OF TITLE

    A. DESIGN/BUILDER warrants and guarantees that title to all construction materials and equipment covered by any Application for Payment, whether incorporated in the Project or not, will pass to OWNER no later than the time of payment free and clear of all Liens. This paragraph 13.03.A does not apply to any documents covered by paragraph 3.04.A.

13.04   PROGRESS PAYMENTS

    A. Progress payments shall be made by the OWNER to the DESIGN/BUILDER according to the following procedure:

        1. OWNER will, within ten days of receipt of each Application for Payment, either indicate in writing its acceptance of the Application and state that the Application is being processed for payment, or return the Application to DESIGN/BUILDER indicating in writing its reasons for refusing to accept the Application. Not more than ten days after accepting such Application the amount will become due and when due will be paid by OWNER to DESIGN/BUILDER.

        2. If the OWNER should fail to pay the DESIGN/BUILDER at the time the payment of any amount becomes due, then DESIGN/BUILDER may, at any time thereafter, upon serving written notice that DESIGN/BUILDER will stop the Work within seven days after receipt of the notice by the OWNER, and after such seven day period, stop the Work until payment of the amount owing has been received. Written notice shall be deemed to have been duly served if sent by certified mail to the last known business address of the OWNER.

        3. Payments due but unpaid shall bear interest at the rate specified in the Agreement.

        4. No Progress Payment nor any partial or entire use or occupancy of the Project by the OWNER shall constitute an acceptance of any Work not in accordance with the Contract Documents.

    B. OWNER may refuse to make the whole or any part of any such payment, or because of subsequently discovered evidence or the results of subsequent inspections or tests, nullify any previous payment, to the extent that is reasonably necessary to protect OWNER from loss because:

    1. The Work is DEFECTIVE, or completed Work has been damaged requiring correction or replacement; or

    2. The Contract Price has been reduced by Written Amendment or Change Order; or

    3. OWNER has been required to correct DEFECTIVE Work or complete Work in accordance with paragraph 12.09.A, or

    4. OWNER has actual knowledge of the occurrence of any of the events enumerated in paragraphs 14.02.A.1 through A.3 inclusive; or

    5. Claims have been made against OWNER on account of DESIGN/BUILDER's performance or furnishing of the Work; or

    6. Liens have been filed in connection with the Work, except where DESIGN/BUILDER has delivered a specific Bond satisfactory to OWNER to secure the satisfaction and discharge of such Liens.


13.05   SUBSTANTIAL COMPLETION

    A. When DESIGN/BUILDER considers the Construction ready for its intended use DESIGN/BUILDER shall notify OWNER in writing that the Construction is substantially complete (except for items specifically listed by DESIGN/BUILDER as incomplete) and request that OWNER issue a certificate of Substantial Completion. Within a reasonable time thereafter, OWNER and DESIGN/BUILDER shall make an inspection of the Construction to determine the status of completion. If OWNER does not consider the Construction substantially complete, OWNER will notify DESIGN/BUILDER in writing giving the reasons therefor. If OWNER considers the Construction substantially complete, OWNER will prepare and deliver to DESIGN/BUILDER a certificate of Substantial Completion which shall fix the date of Substantial Completion. There shall be attached to the certificate a list of items to be completed or corrected before final payment. At the time of delivery of the certificate of Substantial Completion OWNER will deliver to DESIGN/BUILDER a written determination as to division of responsibilities pending final payment between OWNER and DESIGN/BUILDER with respect to security, operation, safety, maintenance, heat, utilities, insurance and warranties and guarantees.

    B. OWNER will have the right to exclude DESIGN/BUILDER from the Site after the date of Substantial Completion, but OWNER will allow DESIGN/BUILDER reasonable access to complete or correct items on the list of items to be completed.

13.06   FINAL INSPECTION

    A. Upon written notice from DESIGN/BUILDER that the entire Construction or an agreed portion thereof is complete, OWNER will make a final inspection with DESIGN/BUILDER and will notify DESIGN/BUILDER in writing of all particulars in which this inspection reveals that the

Construction is incomplete or DEFECTIVE. DESIGN/BUILDER shall immediately take such measures as are necessary to complete such Construction or remedy such deficiencies.

13.07   FINAL APPLICATION FOR PAYMENT

    A. After DESIGN/BUILDER has completed all such corrections to the satisfaction of OWNER and delivered in accordance with the Contract Documents all maintenance and operating instructions, schedules, guarantees, Bonds, certificates or other evidence of insurance required by paragraph 5.08.B, certificates of inspection, marked-up record documents (as provided in paragraph 6.11) and other documents, DESIGN/BUILDER may make application for final payment following the procedure for progress payments. The final Application for Payment shall be accompanied (unless previously delivered) by: (i) all documentation called for in the Contract Documents, including but not limited to the evidence of insurance required by subparagraph 5.02.B.7, (ii) consent of the surety, if any, to final payment, and (iii) complete and legally effective releases or waivers (satisfactory to OWNER) of all Liens arising out of or filed in connection with the Work. In lieu of such releases or waivers of Liens and as approved by OWNER, DESIGN/BUILDER may furnish receipts or releases in full and an affidavit of DESIGN/BUILDER that: (i) the releases and receipts include all labor, services, material and equipment for which a Lien could be filed, and
(ii) all payrolls, material and equipment bills and other indebtedness connected with the Work for which OWNER or OWNER's property might in any way be responsible have been paid or otherwise satisfied. If any Subcontractor or Supplier fails to furnish such a release or receipt in full, DESIGN/BUILDER may furnish a Bond or other collateral satisfactory to OWNER to indemnify OWNER against any Lien.

13.08   FINAL PAYMENT AND ACCEPTANCE

    A. If OWNER is satisfied that the Work has been completed and DESIGN/BUILDER's other obligations under the Contract Documents have been fulfilled, OWNER will, within ten days after receipt of the final Application for Payment, give written notice to DESIGN/BUILDER that the Work is acceptable. Otherwise, OWNER will return the Application to DESIGN/BUILDER, indicating in writing the reasons for refusing to process final payment, in which case DESIGN/BUILDER shall make the necessary corrections and resubmit the Application. Thirty days after the presentation to OWNER of the acceptable Application and accompanying documentation, in appropriate form and substance and with OWNER's notice of acceptability, the amount will become due and will be paid by OWNER to DESIGN/BUILDER.

    B. If, through no fault of DESIGN/BUILDER, final completion of the Work is significantly delayed, OWNER shall, upon receipt of DESIGN/BUILDER's final Application for Payment, and without terminating the Agreement, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance to be held by OWNER for Work not fully completed or corrected is less than the retainage stipulated in the Agreement, and if Bonds have been furnished as required in paragraph 5.01.A, the written consent of the surety to the payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by DESIGN/BUILDER to OWNER with the Application for such payment. Such payment shall be made under the terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

13.09   WAIVER OF CLAIMS

    A.  The making and acceptance of final payment will constitute:

    1. A waiver of all claims by OWNER against DESIGN/BUILDER, except claims arising from unsettled Liens, from DEFECTIVE Construction appearing after final inspection pursuant to paragraph 13.06, from failure to comply with the Contract Documents or the terms of any special guarantees specified therein, or from DESIGN/BUILDER's continuing obligations under the Contract Documents; and

    2. A waiver of all claims by DESIGN/BUILDER against OWNER other than those previously made in writing and still unsettled.

ARTICLE 14--SUSPENSION OF WORK AND TERMINATION
--------------------------------------------------------------------------------

14.01   OWNER MAY SUSPEND WORK

    A. At any time and without cause, OWNER may suspend the Work or any portion thereof for a period of not more than 90 days by notice in writing to DESIGN/BUILDER which will fix the date on which Work will be resumed. DESIGN/BUILDER shall resume the Work on the date so fixed. DESIGN/BUILDER shall be allowed an adjustment in the Contract Price or an extension of the Contract Times, or both, directly attributable to any such suspension if DESIGN/BUILDER makes a claim therefor as provided in Article 9.

14.02   OWNER MAY TERMINATE FOR CAUSE

    A. The occurrence of any one or more of the following events justifies termination for cause:

        1. DESIGN/BUILDER persistently fails to perform the Work in accordance with the Contract Documents (including, but not limited to, failure to supply sufficient skilled workers or suitable materials or equipment or failure to adhere to the progress schedule established under paragraph 2.06.A as revised from time to time.

        2. DESIGN/BUILDER disregards Laws or Regulations of any public body having jurisdiction.

        3. DESIGN/BUILDER otherwise violates in any substantial way any material provisions of the Contract Documents.

    B. OWNER may, after giving DESIGN/BUILDER (and the surety, if any) written notice of the occurrence of an event in paragraph 14.02.A and twenty days therefrom to remedy such event, and to the extent permitted by Laws and Regulations, terminate the services of DESIGN/BUILDER, exclude DESIGN/BUILDER from the Site and take possession of the Work incorporate in the Work all materials and equipment stored at the Site or elsewhere for which OWNER has paid DESIGN/BUILDER and finish the Work as OWNER may deem expedient. In such case DESIGN/BUILDER shall not be entitled to receive any further payment until the Work is finished. If the unpaid balance of the Contract Price exceeds all costs, losses and damages sustained by OWNER arising out of or resulting from completing the Work (including but not limited to all reasonable fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) such excess will be paid to DESIGN/BUILDER. If such costs, losses and damages exceed such unpaid balance, DESIGN/BUILDER shall pay the difference to OWNER. Such costs, losses and damages incurred by OWNER will be incorporated in a Change Order, provided that when exercising any rights or remedies under this paragraph OWNER shall be required to obtain a reasonable price for the Work performed.

    C. Where DESIGN/BUILDER's services have been so terminated by OWNER, the termination will not affect any rights or remedies of OWNER against DESIGN/BUILDER then existing or which may thereafter accrue. Any retention or payment of moneys due DESIGN/BUILDER by OWNER will not release DESIGN/BUILDER from liability.

14.03   OWNER MAY TERMINATE FOR CONVENIENCE

    A. Upon twenty days' written notice to DESIGN/BUILDER, OWNER may, without cause and without prejudice to any other right or remedy of OWNER, elect to terminate the Agreement. In such case, DESIGN/BUILDER shall be paid (without duplication of any items) for:

    1. Completed and acceptable Work executed in accordance with the Contract Documents prior to the effective date of termination, including fair and reasonable sums for overhead and profit on such Work;

    2. Expenses sustained prior to the effective date of termination in performing services and furnishing labor, materials or equipment as required by the Contract Documents in connection with uncompleted Work, plus fair and reasonable sums for overhead and profit on such expenses;

    3. Amounts paid in settlement of terminated contracts with Subcontractors, Engineers, Suppliers and others (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs incurred in connection with termination of contracts with Subcontractors, Engineers and Suppliers); and

    4. Reasonable expenses directly attributable to termination.

    B. DESIGN/BUILDER shall not be paid on account of loss of anticipated profits or revenue or other economic loss arising out of or resulting from such termination.

    C. In the event OWNER decides not to complete the Project after terminating the Agreement under paragraph 14.03.A., then OWNER shall promptly return to DESIGN/BUILDER any and all written documents that include Proprietary Property (as defined in Exhibit F of the Agreement). In the event the OWNER decides to complete the Project, OWNER shall pay to DESIGN/BUILDER, in addition to the amounts set forth in paragraph 14.03.A., the unpaid portion, if any, of the license fee for the Proprietary Property that is included in the Contract Price. Unless otherwise agreed in writing by the parties, the license fee included in the Contract Price is $2,000,000.00.

14.04   DESIGN/BUILDER MAY STOP WORK OR TERMINATE

    A. If, through no act or fault of DESIGN/BUILDER, the Work is suspended for a period of more than ninety days by OWNER or under an order of court or other public authority, or OWNER fails to act on any Application for Payment within thirty days after it is submitted or OWNER fails for thirty days to pay DESIGN/BUILDER any sum finally determined to be due, then DESIGN/BUILDER may, upon seven days' written notice to OWNER, and provided OWNER does not remedy such suspension or failure within that time, terminate the Agreement and recover from OWNER payment on the same terms as provided in paragraph 14.03.A. In lieu of terminating the Agreement and without prejudice to any other right or remedy, or OWNER has failed for thirty days to pay DESIGN/BUILDER any sum finally determined to be due, DESIGN/BUILDER may upon seven day's written notice to OWNER stop the Work until payment is made of all such amounts due DESIGN/BUILDER, including interest thereon. The provisions of this paragraph 14.04.A are not intended to preclude DESIGN/BUILDER from making claim under
Article 9 for an increase in Contract Price or Contract Times or otherwise for expenses or damage directly attributable to DESIGN/BUILDER's stopping Work as permitted by this paragraph.

ARTICLE 15--DISPUTE RESOLUTION
--------------------------------------------------------------------------------

15.01   DISPUTE RESOLUTION AGREEMENT

      A. OWNER and DESIGN/BUILDER agree that they will first submit any and all unsettled claims, counterclaims, disputes and other matters in question between them arising out of or relating to the Contract Documents or the breach thereof ("disputes"), to mediation by a mutually agreeable, impartial mediator, or if the parties cannot so agree, a mediator designated by the American Arbitration Association ("AAA") pursuant to its Construction Industry Mediation Rules, prior to either of them initiating against the other a demand for arbitration pursuant to paragraph 15.01.B through 15.01.E, unless delay in initiating arbitration would irrevocably prejudice one of the parties. Any time limits within which to file a demand for arbitration shall be suspended with respect to a dispute submitted to mediation within those same applicable time limits and shall remain suspended until 10 days after the termination of the mediation. The mediator of any dispute submitted to mediation under this Agreement shall not serve as arbitrator of such dispute unless otherwise agreed.

    B. All claims, disputes and other matters in question between OWNER and DESIGN/BUILDER arising out of or relating to the Contract Documents or the breach thereof (except for claims which have been waived by the making or acceptance of final payment as provided by paragraph 13.10) will be decided by binding arbitration in accordance with the Construction Industry Arbitration Rules of the AAA then in effect, subject to the limitations of this paragraph
15.01. This agreement so to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this paragraph
15.01 will be specifically enforceable under the prevailing law of any court having jurisdiction.

    C. Notice of the demand for arbitration will be filed in writing with the other party to the Agreement and with the designated arbitration entity. The demand for arbitration will be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

    D. Except as provided in paragraph 15.01.E below, no arbitration arising out of or relating to the Contract Documents shall include by consolidation, joinder or in any other manner any other individual or` entity who is not a party to this contract unless:

    1. the inclusion of such other individual or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration, and

    2. such other individual or entity is substantially involved in a question of law or fact which is common to those who are already parties to the arbitration and which will arise in such proceedings, and

    3. the written consent of the other individual or entity sought to be included and of OWNER and DESIGN/BUILDER has been obtained for such inclusion, which consent shall make specific reference to this paragraph; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

    F. Notwithstanding paragraph 15.01.D, if a claim, dispute or other matter in question between OWNER and DESIGN/BUILDER involves the Work of a Subcontractor, Supplier or Engineer either OWNER or DESIGN/BUILDER may join such entity as a party to the arbitration between OWNER and DESIGN/BUILDER hereunder. DESIGN/BUILDER shall include in all subcontracts required by paragraph 6.05.D a specific provision whereby the Subcontractor consents to being joined in an arbitration between OWNER and DESIGN/BUILDER involving the Work of such Subcontractor. Nothing in this paragraph 15.01.E nor in the provision of such subcontract consenting to joinder shall create any claim, right or cause of action in favor of Subcontractor, Supplier or Engineer against OWNER.

ARTICLE 16--MISCELLANEOUS
--------------------------------------------------------------------------------

16.01   GIVING NOTICE

    A. Whenever any provision of the Contract Documents requires the giving of written notice, it will be deemed to have been validly given.

        1. If delivered in person to the individual or to a member of the firm or to an officer of the corporation for whom it is intended;

        2. If delivered at or sent by registered or certified mail, postage prepaid, to the last business address known to the giver of the notice; or

        3. If transmitted by facsimile, the time at which a machine generated confirmation states the notice was received at the facsimile telephone number of the intended recipient last known by the sender.

16.02   COMPUTATION OF TIMES

    A. When any period of time is referred to in the Contract Documents by days, it will be computed to exclude the first and include the last day of such period. If the last day of any such period falls on a Saturday or Sunday or on a day made a legal holiday by the law of the applicable jurisdiction, such day will be omitted from the computation.

    B. A calendar day of twenty-four hours measured from midnight to the next midnight will constitute a day.

16.03   NOTICE OF CLAIM

    A. Should OWNER or DESIGN/BUILDER suffer injury or damage to person or property because of any error, omission or act of the other party or of any of the other party's employees or agents or others for whose acts the other party is legally liable, claim will be made in writing to the other party within a reasonable time of the first observance of such injury or damage. The provisions of this paragraph 16.03.A shall not be construed as a substitute for or a waiver of the provisions of any applicable statute of limitations or repose.

16.04   CUMULATIVE REMEDIES

    A. The duties and obligations imposed by these General Conditions and the rights and remedies available hereunder to the parties hereto, and, in particular but without limitation, any general or specific warranties, guarantees and indemnities imposed upon DESIGN/BUILDER and all of the rights and remedies available to OWNER thereunder, are in addition to, and are not to be construed in any way as a limitation of, any rights and remedies available to any or all of them which are otherwise imposed or available by Laws or Regulations, by special warranty or guarantee or by other provisions of the Contract Documents, and the provisions of this paragraph will be as effective as if repeated specifically in the Contract Documents in connection with each particular duty, obligation, right and remedy to which they apply.

16.05   SURVIVAL OF OBLIGATIONS

    A. All representations, indemnifications, warranties and guarantees made in, required by or given in accordance with the Contract Documents, as well as all continuing obligations indicated in the Contract Documents, will survive final payment, completion and acceptance of the Work and termination or completion of the Agreement.


16.06 CONSEQUENTIAL DAMAGES

         A. Notwithstanding anything herein to the contrary, neither DESIGN/BUILDER nor OWNER shall be liable to the other for any consequential losses or damages, whether arising in contract, warranty, tort (including negligence), strict liability or otherwise, including but not limited to losses of use, profits, business, reputation or financing.

EXHIBIT A

PERFORMANCE GUARANTEE CRITERIA


Table 1 Western Plains Energy ethanol plant criteria


-----------------------------------------------------------------------------------------------------------------------------------
         CRITERIA                     SPECIFICATION                 TESTING STATEMENT                  DOCUMENTATION
-----------------------------------------------------------------------------------------------------------------------------------
Plant Capacity - fuel       Operate of a rate of 30           Ten day performance test       Production records and a written
grade ethanol               million gallons per year of                                      report from DESIGN/BUILDER.
                            denatured fuel grade ethanol
                            meeting the specifications of
                            ASTM 4806
-----------------------------------------------------------------------------------------------------------------------------------
Dried Distillers            Operate at rate of 96,000 tons    Determined by calculation      Production records and a
Grains with Solubles        per year of 10% moisture DDGS     of mass flow from centrifuge   written analysis from
(DDGS)                                                        and dryers in a ten day        DESIGN/BUILDER.
                                                              performance test
-----------------------------------------------------------------------------------------------------------------------------------
Carbon Dioxide              89,000 tons per year of CO2       Determined as a function of    Mass flow calculation.
                            gas.                              fermented gallons in a
                                                              ten-day performance test.
-----------------------------------------------------------------------------------------------------------------------------------
Grain to Ethanol            Not be less than 2.66             As determined by meter         Production records and written
Conversion ratio;           undenatured gallons of ethanol    readings during a ten day      analysis by DESIGN/BUILDER.
CORN/SORGHUM 56#/BU., 16%   per bushel of ground              performance test.
OR LESS MOISTURE, ZERO      Corn/Sorghum
AFLATOXIN TOLERANCE
-----------------------------------------------------------------------------------------------------------------------------------
Electrical Energy           0.75 kW per denatured gallon      As determined by meter         Production records and written
                            of fuel grade ethanol.  Does      readings during a ten day      analysis by DESIGN/BUILDER.
                            not include CO2 plant, CO2        performance test.
                            gas system or grain handling
                            system.
-----------------------------------------------------------------------------------------------------------------------------------
Natural Gas                 Shall not exceed 37,000 Btu       As determined by meter         Production records and written
                            denatured gallon of fuel          readings during a ten day      analysis by DESIGN/BUILDER.
                            grade ethanol.                    performance test.
-----------------------------------------------------------------------------------------------------------------------------------
Process Water Discharge     Zero gallons under normal         Process discharge meter        Control System reports
                            operations
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
         CRITERIA                     SPECIFICATION                 TESTING STATEMENT                  DOCUMENTATION
-----------------------------------------------------------------------------------------------------------------------------------
Atmospheric Emissions       As prescribed and                 As prescribed and approved     As prescribed and approved by
including Thermal Oxidizer  approved by the Kansas            by the Kansas Department of    the Kansas Department of Health
                            Department of Health &            Health & Environment           & Environment
                            Environment
-----------------------------------------------------------------------------------------------------------------------------------

                             DESIGN BUILD CONTRACT
                           WESTERN PLAINS ENERGY, LLC


EXHIBIT B

GENERAL PROJECT SCOPE

Construct a 30 million gallon per year (MGY) dry mill fuel ethanol plant near Campus, KS. The plant will grind approximately 10.7 million bushels per year to produce approximately 30 MGY year of fuel grade ethanol denatured with five percent gasoline. The plant will also produce approximately 96,000 tons per year of 10% moisture dried distillers grains with solubles (DDGS) and approximately 89,000 tons per year of raw carbon dioxide (CO2) gas.

Arriving grain will be dumped into a double hopper operated dump pit in a receiving building. Maximum truck dump time is five minutes. Truck drivers will start the grain system, dump the grain and obtain a weigh ticket from the scale operator. A 15,000-bushel per hour leg will lift the corn to a scalper to remove rocks and debris before conveying the product to one of two 100,000-bushel storage bins. A dust collection system with bag house will be installed on the grain receiving system to limit particulate emissions as described in the Air Quality Permit application.


Design includes 2 hammer mills to grind grain to be mixed in a 17,000-gallon slurry tank, routed through a 4,000-gallon pressure vessel and steam flashed of in a flash vessel. Cooked mash will continue through two 35,000-gallon liquefaction tanks and into one of three 500,000-gallon fermenters. Simultaneously, propagated yeast will be added to the mash as the fermenter is filling. After batch fermentation is complete, the beer will be pumped to the 500,000 gallon beer well and then to the beer column to vaporize the alcohol from the mash.



Alcohol streams are dehydrated in the distillation column, the side stripper and the molecular sieve system. Two hundred proof alcohol is pumped to the tank farm shift tanks and blended with five percent denaturant as the product is being pumped into a 500,000 gallon final storage tank. Loading facilities for truck and rail cars will be provided. Tank farm tanks include: one 40,000 gallon for 190 proof storage, two 40,000 gallon for 200 proof storage, one 40,000 gallon for denaturant storage. All tanks are covered carbon steel tanks with one floating roof as required by the air quality permit.


Corn mash from the beer stripper is dewatered in one of three decanter type centrifuges. Wet cake from the centrifuge is conveyed to the DDGS dryer system. Water in the thin stillage is evaporated and recycled by the Bio-Methanation system. Syrup is added to the wet cake entering the dryer. DDGS is pneumatically conveyed to flat storage in the DDGS storage building. Shipping is accomplished by scooping and pushing the product with a front-end loader into an in-floor conveyor system.

Fresh water for the boilers, cooking and other processes will be obtained from area process wells that will supply the needs of the plant. Boiler water conditioned in regenerative softeners will be pumped through a deaerator scrubber and into a deaerator tank. Appropriate boiler chemicals will be added as preheated water is sent to the boiler.

DESIGN/BUILDER has also developed and patented a process to thermal oxidize the exhaust gases from both Dryer A and Dryer B. This process will remove over 75% of the VOCs and particulate that is in the dryer exhaust. The energy required to complete thermo oxidation will then be ducted to a waste heat boiler that will produce 100% of the steam requirements of the ethanol plant. The exhaust gases from the waste heat boiler will be ducted through two stack gas economizers to recover the maximum amount of energy possible from the exhaust gas stream. After the economizers, the gas stream will be vented to the atmosphere. The Thermo Oxidizer waste heat boiler combination is designed to operate in conjunction with the drying system or independent of the drying system. This will allow for plant startups and shutdowns without affecting either dryer operation or steam production capabilities. Both dryers can bypass the Thermo Oxidizer unit and vent directly to atmosphere on an emergency basis.

Fresh water for the boilers, cooking and other processes will be obtained from area process wells that will supply the needs of the plant. Boiler water conditioned in regenerative softeners will be pumped through a deaerator scrubber and into a deaerator tank. Appropriate boiler chemicals will be added as preheated water is sent to the boiler.



DESIGN/BUILDER has also developed and is in the process of patenting a process to thermal oxidize the exhaust gases from both Dryer A and Dryer B. This process will remove over 75% of the VOCs and particulate that is in the dryer exhaust. The energy required to complete thermo oxidation will then be ducted to a waste heat boiler that will produce 100% of the steam requirements of the ethanol plant. The exhaust gasses from the waste heat boiler will be ducted through two stack gas economizers to recover the maximum amount of energy possible from the exhaust gas stream. After the economizers, the gas stream will be vented to the atmosphere. The Thermo Oxidizer waste heat boiler combination is designed to operate in conjunction with the drying system or independent of the drying system. This will allow for plant startups and shutdowns without affecting either dryer operation or steam production capabilities. Both dryers can bypass the Thermo Oxidizer unit and vent directly to atmosphere on an emergency basis.


The design includes a compressed air system consisting of two 75 Hp compressors, a receiver tank, pre-filter, coalescing filter and air dryer.

The design also incorporates the use of a clean-in-place (CIP) system for cleaning cook, fermentation, distillation, evaporation, centrifuges and other systems. Fifty percent caustic soda is received by truck and stored in one 12,000-gallon tank. The CIP system uses four 12,000 gallon tanks for receiving, make-up, CIP return and waste CIP which is fed to the methanator. A screener is used to remove the solids.

Under normal operating circumstances, the plant will not have any wastewater discharges of water that has been in contact with corn, corn mash, cleaning system or contact process water. An DESIGN/BUILDER/Phoenix Bio-Methanator will reduce the organic acids in process water allowing complete reuse within the plant. The plant will have blowdown discharges from the cooling tower and boiler.

Most plant processes are computer controlled by a Siemens/Moore APACS distributed control system with graphical user interface and three workstations. It is estimated that the system will consist of 200 discrete inputs, 200 discreet outputs, 175 analog inputs and 120 analog outputs. Additional programmable logic controllers (PLCs) will control certain process equipment.

The plant design may require additional programs to ensure safety and to satisfy regulatory authorities.

EXHIBIT C
TABLE 2


---------------------------------------------------------------------------------------------------------------------------------
    BUILDING                       TYPE                      PRELIMINARY DIMENSIONS                ADDITION INFO
---------------------------------------------------------------------------------------------------------------------------------
Process            Structural steel or pre engineered             60 x 140 x 35          Includes laboratory, control room
                   metal, steel siding - Insulated                                       & offices, MCC Room
---------------------------------------------------------------------------------------------------------------------------------
Dryer              Structural steel or pre engineered             90 x 100 x 30          Includes centrifuge area
                   metal, steel siding - Insulated
---------------------------------------------------------------------------------------------------------------------------------
DDG Storage        Structural steel or pre engineered            125 x 125 x 25
                   metal, steel siding
---------------------------------------------------------------------------------------------------------------------------------
Evaporation        Structural steel or pre engineered             50 x 45 x 35
                   metal, steel siding - Insulated
---------------------------------------------------------------------------------------------------------------------------------
Grain Receiving    Pre engineered metal - roof                    25 x 75 x 25
& Shipping         insulation only
---------------------------------------------------------------------------------------------------------------------------------
Admin.             Pre engineered metal or as provided            35 x 75 x 10           Up to $225,000 allowance for
                   by local contractor                                                   building, finishing & landscaping
---------------------------------------------------------------------------------------------------------------------------------
                   Wet Cake Pad                                   10,000 sq. ft.         1 day of production

EXHIBIT D

ALLOWANCES

The GMP contract includes allowances for listed items in the estimated amounts. The aggregate allowance for the Administration Building is $225,000. A Maintenance and Power Equipment allowance of $300,000 and a Rail allowance $500,000.

DESIGN/BUILDER will provide assistance and recommendations for the purchase of each item, however the OWNER or their representative has the ultimate authority and responsibility for each purchase.

TABLE 3 ADMINISTRATION BUILDING - $225,000 ALLOWANCE

---------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION         ADDITIONAL DESCRIPTION                                                                 EST. AMOUNT
---------------------------------------------------------------------------------------------------------------------------------
Administration Building    EXCAVATION - from rough grade; foundations and utility service connections              $155,000
- one story free standing  SITE - Finish grading and landscaping to 20 feet around perimeter.
                           CONCRETE - Footings, floors and sidewalks.
                           STRUCTURAL - Steel or wood framed structure and interior walls
                           WINDOWS - Double pane, gas filled sliding and fixed
                           DOORS - Vestibule entry with aluminum store type entry doors, others- metal with view lights.  Interior - solid wood with view lights.  Commercial grade hardware
                           INSULATION - To State energy specifications or better
                           FINISHES - Exterior, steel panels & trims.  Interior - stud walls, sheetrock and paint.
                           FLOORING - linoleum entry, restrooms & halls and medium grade commercial carpet.
                           CABINETS - Prefabricated; restrooms sink & vanity, refreshment center with sink.
                           MECHANICAL- Natural gas fired HVAC system, gas fired 50 gallon hot water heater, water cooler; medium grade fixtures.  .
                           ELECTRICAL - 200 Amp service, fluorescent lighting, rough in wiring, junction boxes and terminations for data (CAT 5e) and telephone lines
---------------------------------------------------------------------------------------------------------------------------------
Office Computer System     Microsoft Windows 2000 network server and five personal computers, one                   $25,000
                           laser printer.  Includes setup and labor.
---------------------------------------------------------------------------------------------------------------------------------
Telephone System           Digital phone system with voice mail for office and plant.                               $20,000
---------------------------------------------------------------------------------------------------------------------------------
Office Copier & fax        Black & white with sheet feeder and collator.  Plain paper fax machine                   $10,000
machine
---------------------------------------------------------------------------------------------------------------------------------
Office Furniture           Office desks, chair & side chairs, conference room table & chairs, three                 $15,000
                           four-drawer filing cabinets, 10 two-drawer filing cabinets.
---------------------------------------------------------------------------------------------------------------------------------

TABLE 4 MAINTENANCE AND POWER EQUIPMENT-$300,000 ALLOWANCE

---------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                    ADDITIONAL DESCRIPTION                                     EST. AMOUNT
---------------------------------------------------------------------------------------------------------------------------------
Spare Parts                Spare parts                                                                             $200,000
                           Parts bins
                           Misc. materials, supplies and equipment
---------------------------------------------------------------------------------------------------------------------------------
Shop supplies and          One shop welder                                                                          $40,000
equipment                  One portable gas welder
                           One plasma torch
                           One acetylene torch
                           One set of power tools
                           Two sets of hand tools with tool boxes
                           Carts and dollies
                           Hoists (except centrifuge overhead crane)
                           Shop tables
                           Maintenance office furnishings & supplies
                           Fire Extinguishers
                           Reference books
                           Safety manuals
                           Safety cabinets & supplies, etc.
                           Safety showers as required
---------------------------------------------------------------------------------------------------------------------------------
Rolling stock              New Skid loader                                                                          $60,000
                           Used Fork lift
                           Used Scissors lift, 30 foot
---------------------------------------------------------------------------------------------------------------------------------


TABLE 5 RAILROADS - $500,000 ALLOWANCE

---------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                    ADDITIONAL DESCRIPTION                                      EST. AMOUNT
---------------------------------------------------------------------------------------------------------------------------------
Rail Spur                  2,500 feet of on-site rail spur:                                                        $300,000
                           Sub ballast
                           Ballast
                           Track
                           Ties
---------------------------------------------------------------------------------------------------------------------------------
Track Switches             Four #9 switches                                                                        $120,000
---------------------------------------------------------------------------------------------------------------------------------
Car mover                  Reconditioned car mover                                                                  $70,000
---------------------------------------------------------------------------------------------------------------------------------
Misc. Items                Miscellaneous rail spur items                                                            $10,000
---------------------------------------------------------------------------------------------------------------------------------

EXHIBIT E

OWNER'S REQUIRED PERMITS AND SERVICES LIST

The OWNER shall provide all of the permits, authorizations and services except building permits, but including but not limited to:

     1) LAND AND GRADING - LAND AND GRADING - OWNER shall provide a site near or in Campus, Kansas. OWNER shall obtain all legal authority to use the site for its intended purpose and perform technical due diligence for Design-Builder to perform including but not limited to proper zoning approvals, elevation restrictions, soil tests, and water tests. The site shall be rough graded per DESIGN/BUILDER, Inc. specifications and be within six inches of final grade including the rough grading for Site roadways. The site soils shall be modified as required to provide a minimum allowable soil bearing pressure of 3,000 pounds per square foot for all foundation elements. The soils beneath the foundation elements shall not exceed the total or differential settlements such that the facility is unable to perform its intended purpose.

          Other items to be provided by the OWNER include, but are not limited to, the following: initial site survey (boundary and topographic) as required by the design engineers, layout of the property corners including two construction benchmarks, Soil Borings and subsequent Geotechnical Report describing recommendation for Roads, foundations and if required, soil stabilization/remediation, site engineering and detailed drawings, land disturbance permit, erosion control permit, site grading as described above with minimum soil standards, placement of erosion control measures, plant access road from a county, state or federal road designed to meet local county road standards, plant storm and sanitary sewers, fire water loop with hydrants and plant water main branches taken from the loop to be within five feet of the designated building locations, plant roads as specified and designed for the permanent elevations and effective depth, paving if desired, "construction" grading plan as drawn (including site retention pond), plant water well and associated permit(s).

          Design/Builder will remove excess grade and leave site as designed for the final grading plan. This includes removing and replacing the top six inches of road gravel on the road the owner has provided.

          Design/Builder shall be reimbursed on a "Time & Material" basis for any management of these OWNER requirements.

     2) ROADS - OWNER shall provide or have provided, access road of sufficient quality to withstand semi-truck traffic of 25,000+ annual loads with weight of 80,000 lbs each.

     3) AIR QUALITY PERMIT - A permit for construction shall be obtained from the proper authorities for a Notice to Proceed to be valid. OWNER shall obtain an Operating Permit in timely manner to allow startup of the plant as scheduled by DESIGN/BUILDER.

     4) STORM WATER RUNOFF PERMIT - OWNER shall obtain the permanent industrial storm water runoff permit. The contractor shall obtain the construction storm water runoff permit.

     5) NATURAL GAS SUPPLY AND SERVICE AGREEMENT - Continuous supply of natural gas of at least 1.1 billion cubic feet per year, at a rate of 130 MCF per hour and at a minimum pressure of 200 psig at the plant site. OWNER or vendor shall provide supply meter and regulators to provide burner tip pressures as specified by DESIGN/BUILDER, Inc.

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     6)   ELECTRICAL SERVICE - Continuous supply of 12,000 kVA, 12,400-volt electrical energy or more to a point immediately adjacent to the site. OWNER shall supply a high voltage switch and if required, a substation. OWNER or vendor shall supply meter as specified by the power company. Additional electrical capacity will be required for a significant plant expansion or CO2 recovery.

     7) WATER SUPPLY AND SERVICE AGREEMENT - For process and sanitary purposes, fresh water of at least 275 gallons per minute (GPM) from area wells with minimum quality standards of a) total conductivity of 600 umho or less, 340 mg/L or less total of hardness and 0.5 mg/L or less of iron.

     8) WASTEWATER DISCHARGE PERMIT - For discharges of cooling tower and boiler blowdown under normal operating procedures. Process wastewater discharges during emergency failure of wastewater treatment plant to treat all process wastewater.

     9) RAILROAD - OWNER shall provide track, ties and ballast to plant site at grades specified by DESIGN/BUILDER, Inc.

     10) CARBON DIOXIDE PLANT - OWNER shall provide sufficient time for DESIGN/BUILDER to integrate any potential CO2 plant engineering with detailed engineering on the ethanol plant. Additional engineering charges may apply.

                              Design Build Contract
                           Western Plains Energy, LLC

EXHIBIT F

                LICENSE OF PROPRIETARY PROPERTY OF DESIGN/BUILDER

The OWNER has entered into the Agreement to which this document is attached (the "Agreement") for the purpose of DESIGN/BUILDER designing and constructing a dry grind ethanol production plant (the "PLANT") for OWNER, and OWNER expressly understands, acknowledges and agrees that:


           1. DESIGN/BUILDER is using certain technology and information in the design and construction of the PLANT which is more fully described in paragraphs 3 and 4 below (the "PROPRIETARY PROPERTY").



          2. Upon OWNER's payment in full for all Work performed under the Agreement, OWNER is granted a perpetual limited license to use the PROPRIETARY PROPERTY in connection with OWNER's operations of the PLANT, subject to the limitations provided herein.



           3. The PROPRIETARY PROPERTY includes, without limitation, OPERATING PROCEDURES (hereinafter defined), operating methods, techniques, protocols, procedures, plans and processes, and other information relating to design, construction and operation of the PLANT including the design, arrangement, configuration and specifications of (i) the combinations of distillation, evaporation and alcohol dehydration equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping, values and associated electronic control equipment) and all documents supporting those combinations; (ii) the combination of the distillers grain drying (DGD), thermal oxidization (TO) and heat recovery steam generation (HRSG) equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping and associated electronic control equipment) and all documents supporting those combinations; and (iii) the PLANT computer system, known as the distributed control system (DCS) (including, but not limited to, the software configuration, programming, parameters, set points, alarm points, ranges, graphical interface and system hardware connections) and all documents supporting that system.



           4. The "OPERATING PROCEDURES" includes, without limitation, the process equipment and specifications manuals, standards of quality, service, protocols, data collection methods, construction specifications, training methods, engineering standards, advertising or promotional materials, and any other information prescribed by DESIGN/BUILDER from time to time concerning the PROPRIETARY PROPERTY.



           5. DESIGN/BUILDER has the exclusive right and interest in and to the PROPRIETARY PROPERTY and the goodwill associated therewith. Notwithstanding the foregoing, goodwill created by the operation of the PLANT and all financial benefits therefrom shall be the property of OWNER.

           6. OWNER considers the PROPRIETARY PROPERTY to be valid and will not directly or indirectly, contest the validity or the ownership by DESIGN/BUILDER thereof.



           7. OWNER's use of the PROPRIETARY PROPERTY does not give OWNER any ownership interest or other interest in or to the PROPRIETARY PROPERTY except for the limited license granted to OWNER.



           8. OWNER shall not pay any separate license fee or royalty to DESIGN/BUILDER for OWNER's continual use of the PROPRIETARY PROPERTY pursuant to the limited license granted to OWNER, the consideration for this license is included in the price payable to DESIGN/BUILDER under the Agreement.



           9. OWNER's failure to materially comply with the OPERATING PROCEDURES shall void all performance guarantees and warranties set forth in the AGREEMENT relating to the PROPRIETARY PROPERTY, if any. OWNER agrees to defend, indemnify and hold harmless DESIGN/BUILDER against all losses, damages and expenses, including reasonable attorney's fees, incurred as a result of or related to claims of third persons arising out of or related in any way to OWNER's use of the PROPRIETARY PROPERTY. Notwithstanding the foregoing, OWNER shall have no obligation to defend, indemnify and hold harmless DESIGN/BUILDER pursuant to this paragraph against any losses, damages and expenses arising out of or related in any way to (i) DESIGN/BUILDER's breach of any warranty under paragraph 12 below, or (ii) DESIGN/BUILDER's own negligence or willful misconduct.





           10. The limited license granted to OWNER shall not be assigned or sublicensed, in whole or in part, without the prior written consent of DESIGN/BUILDER, which consent will not be unreasonably withheld; provided, however, no consent shall be require upon the assignment of the limited license to the purchaser in connection with the sale of the PLANT. DESIGN/BUILDER shall not charge OWNER or such assignee or sublicensee any fee in connection with such assignment or sublicense. Prior to any such assignment or sublicense, OWNER shall obtain from the assignee or sublicensee and deliver to DESIGN/BUILDER a written agreement, in forma and substance acceptable to DESIGN/BUILDER, under which such assignee or sublicensee agrees to be bound by all the provisions of this License Agreement.





           11. The PROPRIETARY PROPERTY is confidential and proprietary. OWNER shall keep the PROPRIETARY PROPERTY confidential, and shall use all reasonable efforts to maintain the PROPRIETARY PROPERTY as secret and confidential. OWNER shall not at any time without DESIGN/BUILDER's prior written consent, copy, duplicate, record or otherwise reproduce the PROPRIETARY PROPERTY, in whole or in part, or otherwise make the same available to any unauthorized person. OWNER agrees that DESIGN/BUILDER would be irreparably damaged by reason of any violation of the confidentiality provisions contained herein and that any remedy at law for a breach of such provisions would be inadequate. Therefore, DESIGN/BUILDER shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against OWNER, its agents, employees, affiliates, partners, members, stockholders, officers or other associates, for any breach or threatened breach of the confidentiality covenants contained herein without the necessity of proving actual monetary loss. It is expressly understood that the remedy described herein shall not be the exclusive remedy of DESIGN/BUILDER for any breach of such covenants, and DESIGN/BUILDER shall be entitled to seek such other relief or remedy, at law or in equity, to which it may be entitled as a consequence of any breach of such covenants.



           12.    DESIGN/BUILDER warrants that:



                  (1) The PROPRIETARY PROPERTY shall be delivered to OWNER free of the rightful claim of any third person by way of infringement or misappropriation; and



                  (2) For the duration of this License, no third person will hold a rightful claim to or interest in the PROPRIETARY PROPERTY which arise from an act or omission of DESIGN/BUILDER which will materially and adversely affect OWNER's enjoyment of its interest in the PROPRIETARY PROPERTY.


The foregoing provisions are part of, and incorporated into, the Agreement and should be interpreted consistently therewith. In the event any of the foregoing provisions is contrary to any provision in the Agreement (or any other document referenced therein), the foregoing provision shall supercede and have precedence over such contrary provision.

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EXHIBIT G



ICM Training Classes



The Contract Price of the Agreement for OWNER includes a commitment by DESIGN/BUILDER to provide OWNER with an employee training program for certain of OWNER's personnel at US Energy Partners, LLC's ethanol facility located at Russell, Kansas ("USEP"). This will consist of 7 key people identified by and including the WPE plant manager. The employee training classes will be coordinated by DESIGN/BUILDER's operational and training personnel with the support of USEP associates in Russell, Kansas. OWNER's employees will have the opportunity for hands on training at the USEP plant under the supervision of USEP operators assigned to comparable positions. It is anticipated that the employee training program will include the Owner's plant manager, laboratory manager and shift supervisors, training at the USEP plant for a period of at least one (1) but less than three (3) weeks. DESIGN/BUILDER will provide all training materials. There shall be no cost to OWNER for such training except for the costs associated with OWNER's employees for travel, rooms, meals and compensation while at the plant which costs shall be the responsibility of the OWNER. Training is expected to take place approximately two (2) months prior to plant startup.


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EXHIBIT H



INSURANCE



Insurance to be provided by DESIGN/BUILDER:



DESIGN/BUILDER agrees to increase limit of General Liability insurance carried as a company to $10mm prior to moving in on WPE Campus site.



DESIGN/BUILDER will maintain Professional Liability policy of $1mm now in place and this insurance or a comparable policy will remain in force through the construction of this project.



Automobile insurance covering owned, non-owned and hired vehicles with a combined single limit of not less than $1mm.



Workers Compensation meeting statutory limits and Employers' Liability Insurance with a limit of $1mm for each accident, $1mm disease policy limit and $1mm disease limit for each employee.




Insurance to be provided by OWNER:



OWNER shall provide (at the time that steel is erected) a Builder's Risk policy of $29,000,000.00, to exclude coverage for footings, foundations, rail, roadways and site work.



Commercial General Liability insurance in an amount not less than $1mm per occurrence and $2mm general aggregate.



Umbrella insurance in an amount not less than $1mm per occurrence, and $1mm general aggregate.